UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Kansas City Southern

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SEC 1913 (04-05)

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Kansas City Southern

Notice of 2017 Annual Meeting of Stockholders

and Proxy Statement

May 4, 2017

YOUR VOTE IS IMPORTANT Please submit your proxy or voting instructions by internet, telephone or mail.
We commenced mailing this Notice and Proxy Statement, the enclosed proxy card and the accompanying 2016 Annual Report on or about April 4, 2017.

KANSAS CITY SOUTHERN

Notice of Annual Meeting of Stockholders

Thursday, May 4, 2017 3:00 p.m. Central Time	Kansas City Southern Grand Hall 427 W. 12th Street Kansas City, Missouri 64105	Record Date The close of business March 6, 2017

Items of business:

1.	Election of eight directors;

2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2017;

3.	Approval of the Kansas City Southern 2017 Equity Incentive Plan;

4.	An advisory vote to approve the 2016 compensation of our named executive officers;

5.	An advisory vote on the frequency of holding an advisory vote on executive compensation;

6.	Stockholder proposal, if presented at the Annual Meeting, requesting amendments to the Company’s proxy access bylaw provision; and

7.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 6, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Adam J. Godderz

Vice President &

Corporate Secretary

The date of this Notice is April 4, 2017.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

2017 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

KANSAS CITY SOUTHERN

2017 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

KANSAS CITY SOUTHERN

What is on the ballot this year?

Here is a summary of the issues that will be voted on at this year’s Annual Meeting. Please read the entire proxy statement before casting your vote.

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference for More Information
1. Election of the following nominees for a one-year term: Lu M. Córdova Robert J. Druten, Chairman Terrence P. Dunn Antonio O. Garza, Jr. David Garza-Santos Thomas A. McDonnell Patrick J. Ottensmeyer Rodney E. Slater	FOR each nominee	6
2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2017	FOR	11
3. Approval of the Kansas City Southern 2017 Equity Incentive Plan	FOR	11
4. Advisory vote to approve the 2016 compensation of our named executive officers	FOR	21
5. Advisory vote on the frequency of holding an advisory vote on executive compensation	ONE	23
6. Stockholder proposal requesting amendments to the Company’s proxy access bylaw provision	AGAINST	23

Current Board of Directors
Name	Director Since	Independent	Committee Memberships
Lu M. Córdova	2010	✓	A,F,N
Henry R. Davis*	2008	✓	—
Robert J. Druten, Chairman	2004	✓	C,E,N
Terrence P. Dunn	2007	✓	N
Antonio O. Garza, Jr.	2010	✓	A,E,N
David Garza-Santos	2016	✓	C,F,N
Thomas A. McDonnell	2003	✓	A,F,N
Patrick J. Ottensmeyer	2016		—
Rodney E. Slater	2001	✓	C,N
David L. Starling*	2010		E
*	Pursuant to Article III, Section 2(c) of Kansas City Southern’s Bylaws, Mr. Davis and Mr. Starling are not eligible to stand for re-election at the 2017 Annual Meeting.

A-Audit    C-Compensation & Organization    E-Executive    F-Finance    N-Nominating & Corporate Governance

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Questions and Answers about Voting and Annual Meeting

Q:	Why were you sent this Proxy Statement?

A:	On or about April 4, 2017, we began mailing this Proxy Statement to our stockholders of record on March 6, 2017 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2017 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Kansas City Southern, Grand Hall, 427 W. 12th Street, Kansas City, Missouri on May 4, 2017 at 3:00 p.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2016 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow Sodali, LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Q:	Who may attend the Annual Meeting?

A:	Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 27, 2017.

Q:	Who may vote at the Annual Meeting?

A:	Only the holders of record of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock” and collectively the “Voting Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 106,220,870 shares of Common Stock (excluding 17,131,315 shares held in treasury) for a total of 106,463,040 shares eligible to vote at the Annual Meeting.

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Q:	How many votes does each share of Voting Stock have?

A:	The Voting Stock constitutes our only voting securities and votes together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter.

Q:	How can you vote by proxy and what vote is necessary?

A:	Registered stockholders can vote by proxy in three ways, each of which is valid under Delaware law:

•                 By Internet:    Access our Internet voting site at www.envisionreports.com/ksu or by scanning the QR code on the proxy card with your smartphone and follow the instructions on the screen, prior to 1:00 a.m., Eastern Time, on May 4, 2017 (May 1, 2017 for participants in certain employee benefit plans discussed below).

•                 By Telephone:    Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 1:00 a.m., Eastern Time, on May 4, 2017 (May 1, 2017 for participants in certain employee benefit plans discussed below).

•                 By Mail:    Mark, sign, date and return the enclosed proxy or instruction card in the enclosed envelope so it is received before the Annual Meeting (May 1, 2017 for participants in certain employee benefit plans discussed below).

If you are the beneficial owner of your shares, please refer to your voting form for specific voting procedures from your broker.

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

We have described the vote necessary for each Proposal in the description for that Proposal.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares of Voting Stock present have been affirmatively voted for a particular proposal, except in the election of directors, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal. Except in the election of directors, abstentions from voting are not considered as votes affirmatively cast and therefore will have the effect of a vote against a proposal. With regard to the election of directors, abstentions will be excluded entirely from the vote and will have no effect.

Q:	What if you hold shares in a brokerage account?

A:	The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting

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authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. A broker may vote without direction only on Proposal 2. A broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

Q:	How are your shares voted if you submit a proxy?

A:	If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee is a committee of the three directors of KCS, whose names are listed on the proxy card, and are authorized to vote shares that the stockholder has authorized the Proxy Committee to vote as their proxy. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed or authorized and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares as recommended by the Board of Directors for each Proposal and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting.

Q:	Can you revoke your proxy or voting instruction card?

A:	At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

Q:	How do participants in the Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) vote?

A:

If you participate in the KCS 401(k) Plan and own shares of Common Stock in your account, you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the KCS 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreement to vote the shares in accordance with the instructions given on the voting instruction card. Voting instructions may also be given by Internet or telephone by participants in the KCS 401(k) Plan. The accompanying voting instruction card contains the Internet address and toll-free number. If voting instructions are not received from a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting

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instructions by Internet or telephone must be given by 1:00 a.m., Eastern Time, on May 1, 2017. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170. The voting instruction card should not be returned to us. KCS 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Q:	Are the votes of participants in the KCS 401(k) Plan confidential?

A:	Under the terms of the KCS 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

Q:	What is Householding?

A:	Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

Q:	Are there any other matters that will be presented at the Annual Meeting?

A:	The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described below. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu

Stockholders that wish to attend the meeting may obtain directions to the Annual Meeting by sending a written request directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), or by calling (888) 800-3690.

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Proposals for 2017 Annual Meeting

1. Election of Directors

The Board of Directors of KCS (the “Board”) is currently composed of ten members. There is a wide array of experience, backgrounds and skill sets on the KCS Board, ranging from senior leadership roles at other companies, experience and insights for businesses operating in Mexico, and knowledge of navigating regulatory oversight in both the United States and Mexico, to name a few. As required under our Bylaws, two of our current directors (Mr. Henry Davis and Mr. David Starling) cannot stand for re-election. The Board is actively reviewing director candidates to provide the type of insight and guidance given by these two directors, and to add other skills, experience, and diversity to help guide the Company in the future. At this Annual Meeting, eight current directors are nominated for election and the size of the Board will be reduced to eight members until additional candidates are identified.

The following eight individuals are being nominated by the Board for election as directors at the Annual Meeting to serve a one-year term. Their biographies are set forth below. Each of these nominees has indicated they are willing and able to serve as a director if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by the Board in its sole discretion.

The biography of each nominee contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

Biographies of Nominees

Age: 62 Director Since: 2010 Committees: • Audit • Finance (Chair) • Nominating & Corporate Governance

Lu M. Córdova

Chief Executive Officer of Corlund Industries, L.L.C.; General Manager of Almacen Storage-US, LLC

Experience: Chief Executive Officer of Corlund Industries, L.L.C. since 2005; General Manager of Almacen Storage-US, LLC since 2007

Qualifications: Ms. Córdova has extensive business leadership and entrepreneurial experience. She has strong management skills from leading business development for companies from start-up phase through high growth into the public market. Her former executive roles with McGraw-Hill Standard & Poor’s and Excite@Home, along with Chief Executive roles in private corporations, has given her extensive expertise in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has cross-border operations experience as the President of two Mexican subsidiaries. Ms. Córdova also has experience in the development of government financial and economic policies from her formal economics education and from ten years with the 10th District Federal Reserve Bank, ultimately as chairman, serving on compensation and audit committees.

Past Directorships: 10th District Federal Reserve Bank based in Kansas City; Euronet Worldwide, Inc.

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Age: 69 Director Since: 2004 Committees: • Compensation & Organization • Executive (Chair) • Nominating & Corporate Governance

Robert J. Druten (Chairman)

Retired Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc.

Experience: Executive Vice President and Chief Financial Officer of Hallmark Cards,Inc. from 1994 to August 2006

Qualifications: Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer, of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective in serving on the Company’s Audit Committee. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Other Current Directorships: EPR Properties; Alliance Holdings GP, L.P.

Past Directorships: American Italian Pasta Company

Age: 67 Director Since: 2007 Committees: • Nominating & Corporate Governance (Chair)

Terrence P. Dunn

Retired President and Chief Executive Officer, J.E. Dunn Construction Group

Experience: President and Chief Executive Officer of J.E. Dunn Construction Group from 1989 to December 31, 2014

Qualifications: Mr. Dunn was the President and Chief Executive Officer of J.E. Dunn Construction Group, a $3.26 billion (revenue) construction company. Mr. Dunn has extensive executive experience in managing a capital intensive business, corporate finance and accounting and strategic planning. Mr. Dunn also has strong skills in executive compensation matters and business expansion. He also has strong board leadership skills developed as lead director of UMB Financial Corporation and as former chairman of the board of the Federal Reserve Bank of Kansas City.

Other Current Directorships: J.E. Dunn Construction Group; UMB Financial Corporation; MGP Ingredients, Inc.

Past Directorships: Federal Reserve Bank based in Kansas City

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Age: 57 Director Since: 2010 Committees: • Audit • Executive • Nominating and Corporate Governance

Antonio O. Garza, Jr.

Counsel, White & Case, LLP

Experience: Counsel, White & Case, LLP since 2009; United States Ambassador to Mexico from 2002 until January 2009

Qualifications: Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico from 2002 to 2009, and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which serves the Board well in its governance and strategic oversight of Kansas City Southern de Mexico. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its board of directors. Mr. Garza also served as Chairman of the Texas Railroad Commission from 1998 to 2002.

Other Current Directorships: MoneyGram International; Americas Society/Council of the Americas; American Chamber of Commerce in Mexico

Past Directorships: BBVA Compass and the U.S. holding companies of BBVA; Basic Energy Services

Age: 55 Director Since: 2016 Committees: • Compensation & Organization • Finance • Nominating & Corporate Governance

David Garza-Santos

Chairman and Chief Executive Officer of Maquinaria Diesel SA de CV (MADISA)

Experience: Chairman and Chief Executive Officer of Maquinaria Diesel SA de CV (MADISA) since 1994

Qualifications: Mr. Garza-Santos is a business and community leader in Monterrey, N.L. Mexico. As Chairman and Chief Executive Officer of MADISA, a national distributor of heavy-duty equipment, Mr. Garza-Santos has experience in all phases of leading a company. Mr. Garza-Santos also sits on the board of directors of Promotora Ambiental, S.A.B. de C.V., a publicly-traded services company based out of Monterrey, Mexico. Mr. Garza-Santos is also a recognized leader in Monterrey, which provides the Company with additional insight and leadership on the business and political environment both regionally in Monterrey as well as nationally across Mexico.

Other Current Directorships: Promotora Ambiental, S.A.B. de C.V.; Grupo Delta; Commercial Essex

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Age: 71 Director Since: 2003 Committees: • Audit (Chair) • Finance • Nominating & Corporate Governance

Thomas A. McDonnell

Retired President and Chief Executive Officer of the Ewing Marion Kauffman Foundation

Experience: President and Chief Executive Officer of the Ewing Marion Kauffman Foundation from January 1, 2013 to December 31, 2014; Chief Executive Officer of DST Systems, Inc. from 1984 until September 2012

Qualifications: Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He served for many years as the CEO of DST Systems, Inc., a publicly traded company and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by Directors on the Company’s Board.

Other Current Directorships: Euronet Worldwide, Inc.; Blue Valley Ban Corp; Cohanzick HyFund Ltd.

Past Directorships: Commerce Bancshares, Inc.; DST Systems, Inc.; Garmin Ltd; Cerner Corporation; BHA Group Holdings, Inc.; Puritan Bennett/Nellcor Puritan Bennett; Computer Sciences Corporation; Innovative Software; Informix

Age: 60 Director Since: 2016 Committees: • Executive

Patrick J. Ottensmeyer

President and Chief Executive Officer, Kansas City Southern

Experience: Chief Executive Officer of KCS since July 1, 2016; President of KCS since March 1, 2015; Executive Vice President of Sales and Marketing of KCS from October 16, 2008 through March 1, 2016; and Chief Executive Officer of KCSR since July 1, 2016; President of KCSR since March 1, 2015.

Qualifications: Mr. Ottensmeyer has a broad range of experience from the various senior executive positions he has held at KCS over the last ten years. During his time as Executive Vice President Sales and Marketing, he developed a deep understanding of the company’s strategy as well as its customers and growth opportunities. He also has a very extensive understanding of financial matters, which helped him lead KCS’ financial department during his time as Chief Financial Officer. Mr. Ottensmeyer came to KCS in 2006 with substantial experience in financial matters from serving in various financial leadership roles, including treasurer and chief financial officer positions with his prior employers.

Other Current Directorships: N/A

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Age: 62 Director Since: 2001 Current Term Ends: 2017 Committees: • Compensation & Organization (Chair) • Nominating & Corporate Governance

Rodney E. Slater

Partner, Squire Patton Boggs LLP

Experience: Partner, Squire Patton Boggs LLP since 2001; United States Secretary of Transportation from 1997 to January 2001

Qualifications: Mr. Slater brings strong leadership skills to the Board developed through his career as a government leader, which culminated in his service as the United States’ Secretary of Transportation. As Secretary of Transportation, Mr. Slater developed extensive experience in the regulation of transportation, development of public policy and government and international relations, and he serves as a key advisor to the Board on these issues. Through his service on other boards and committees, Mr. Slater also has extensive experience in executive compensation.

Other Current Directorships: Southern Development Bancorporation; TransurbanGroup; Verizon Communications, Inc.; Mitre; Energy Security Partners; Peloton Technology

Past Directorships: ICx Technologies, Inc.; Delta Airlines; International Battery, Inc.; Northwest Airlines; Parsons Brinkerhoff; WS Atkins plc

The Board of Directors recommends a vote FOR the election of these director nominees.

Vote Required for Approval

Pursuant to the Company’s Bylaws, only directors that receive the affirmative vote of a majority of the votes cast for or against such director by the holders of the outstanding shares of Voting Stock entitled to vote for the election of directors will be elected. Any nominee for re-election in an uncontested election who does not receive votes for his or her election equal to a simple majority of the votes cast must submit an offer to resign from the Board. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on the election of directors unless the beneficial owner has given voting instructions as to each director. This means that if your broker is the record holder of your shares you must give voting instructions to your broker if you want your broker to vote your shares for the election of directors.

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2. Ratification of Independent Registered Public Accounting Firm for 2017

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our 2017 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2017. KPMG LLP has been retained as our independent registered public accounting firm continuously since 2001.

The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson work with KPMG LLP in the selection of KPMG LLP’s new lead engagement partner.

The members of the Audit Committee and our Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in our best interest and the best interest of our stockholders. We are seeking our stockholders’ ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interests of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Under the rules of the NYSE, brokers may give proxies on Proposal 2 whether or not they receive instructions from the beneficial owners of those shares.

3. Approval of the Kansas City Southern 2017 Equity Incentive Plan

On January 26, 2017, the Board of Directors approved and adopted the Kansas City Southern 2017 Equity Incentive Plan (the “2017 Plan”), subject to stockholder approval, and subject to finalization by the Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”). On February 17, 2017, the Compensation Committee approved and adopted the 2017 Plan, subject to stockholder approval.

The 2017 Plan is intended to replace our 2008 Stock Option and Performance Award Plan (the “2008 Equity Plan”) with respect to future grants of equity awards. As of February 28, 2017, there were 358,067 shares of our Common Stock remaining available for the grant of equity awards under the 2008 Equity Plan, which will not be transferred to the 2017 Plan’s share pool. If the 2017 Plan is approved by our stockholders,

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it will become effective on May 4, 2017, and the maximum number of shares of Common Stock reserved for issuance under the 2017 Plan will be 3,750,000 shares, subject to certain adjustments discussed below. If the 2017 Plan is approved by our stockholders, our Board will approve a permanent freeze of the 2008 Equity Plan, effective upon the date of stockholder approval of the 2017 Plan, such that no new awards will be made under the 2008 Equity Plan; however, the terms and conditions of the 2008 Equity Plan will continue to govern outstanding awards under the 2008 Equity Plan. If the 2017 Plan is not approved, no awards will be made under the 2017 Plan, and the 2008 Equity Plan will remain in effect, and we may continue to grant awards under the 2008 Equity Plan, subject to its terms and conditions, until its expiration with respect to future grants on October 14, 2018, using the shares available for issuance thereunder. If the 2017 Plan is not approved, we may not be able to make equity award grants in future years and, in such a circumstance, we may have to make cash-based long-term incentive awards.

In addition to requesting stockholder approval of the 2017 Plan and the new shares being reserved for issuance, we also are requesting that our stockholders approve the material terms of the performance goals contained in the 2017 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Code Section 162(m), as discussed under “Description of the 2017 Plan — Performance Awards” below. For purposes of Code Section 162(m), the material terms of the performance goals for awards granted under the 2017 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business criteria on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal 3, and stockholder approval of this Proposal 3 constitutes approval of each of these aspects for purposes of the Code Section 162(m) stockholder approval requirements.

Key Features of the 2017 Plan

We believe that the 2017 Plan contains a number of features that reflect compensation and governance best practices, with some of the key features as follows:

•	Limitations on Individual Grants. The maximum number of shares with respect to which an award or awards may be granted to any participant in any one calendar year may not exceed 1,000,000 shares, subject to certain adjustments discussed below.

•	Limitation on Terms of Stock Options and Stock Appreciation Rights. The maximum term of each stock option and stock appreciation right is ten years.

•	No In-the-Money Stock Option or Stock Appreciation Right Grants. Stock options and stock appreciation rights may not be granted with an exercise or grant price less than the fair market value of our shares of Common Stock on the date of grant.

•	No Liberal Share Recycling. Only shares subject to awards that are forfeited, cancelled or terminated are permitted to be added back to the 2017 Plan’s share reserve. Accordingly, shares used to pay the exercise price or withholding taxes related to an outstanding award, or unissued shares resulting from the net settlement of outstanding SARs, do not become available for issuance as future awards under the 2017 Plan.

•	No Repricings or Replacement of Stock Options or Stock Appreciation Rights. Without stockholder approval, we may not amend any stock option or stock appreciation right to reduce the exercise price or replace any stock option or stock appreciation right with cash or any other award when the exercise or grant price per share of the stock option or stock appreciation rights exceeds the fair market value of a share on that same date, in each case except with respect to any Substitute Award (as defined in “Description of the 2017 Plan — Number of Shares” below).

•	No Dividends Paid on Unvested Shares. In no event may cash or stock dividends or dividend equivalents relating to an unvested portion of an Award be paid to a Grantee before that portion of the Award becomes vested.

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•	Independent Administration. The Compensation Committee, which consists of non-employee directors, generally administers the 2017 Plan.

•	Clawback Right. The 2017 Plan provides that any award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002 or any other compensation clawback policy that is adopted by the Compensation Committee and that will require KCS to be able to recoup compensation paid to its executives under certain circumstances.

•	Non-Employee Director Sublimit. The 2017 Plan includes a sublimit under which the maximum dollar value of equity awards that may be granted to any non-employee director in any one calendar year (counting only the value of deferred shares at the time initially deferred and excluding the value of any shares received pursuant to an election to receive shares in lieu of cash compensation) is capped at $300,000.

Background and Determination of Share Amounts

In determining the appropriate share amount for inclusion in the 2017 Plan, the Compensation Committee reviewed the analysis prepared by Meridian Compensation Partners, LLC, its independent compensation consultant (“Meridian”), which analysis took into account the burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the 2017 Plan. Meridian’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the 2017 Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the ability to continue to grant equity compensation is of great importance to our ability to continue to attract, retain and motivate employees and non-employee directors of high caliber and potential, the Compensation Committee has determined that the size of the share reserve under the 2017 Plan is reasonable and appropriate at this time.

The annual share usage under our equity compensation program for fiscal 2014-2016 is set forth below.

	Fiscal 2016	Fiscal 2015	Fiscal 2014	Average
Options Granted	113,127	51,743	53,021	72,630
Restricted Shares, Restricted Share Units and Performance Awards Granted	237,569	117,757	118,651	157,992
Total Shares Granted	350,696	169,500	171,672	230,622
Basic Weighted Average Shares of Common Stock Outstanding	107,560,000	109,709,000	110,163,000	109,144,000
Burn Rate — Annual Share Usage(1)	0.33%	0.15%	0.16%	0.21%

(1)	Represents Total Shares Granted divided by Basic Weighted Average Shares of Common Stock Outstanding.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2017 and beyond, including under the proposed 2017 Plan.

If we continue to grant equity awards in an amount that is consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, consisting solely of the 3,750,000 shares reserved for issuance under the 2017 Plan if the 2017 Plan is approved, will be sufficient to allow awards to be granted under for at least five years. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our Common Stock price, payout levels of performance-based awards, changes in the structure of our long-term incentive plan and forfeitures of outstanding awards.

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Additional information in respect of the number of shares of Common Stock subject to outstanding equity awards under the 2008 Equity Plan as of February 28, 2017, and the approximate increase in share overhang created by the 2017 Plan, if approved, is included in the following table:

Total Shares of Common Stock Currently Subject to Outstanding Equity Awards(1)	938,320
Total Shares of Common Stock Currently Subject to Outstanding Equity Awards as Percentage of KCS’s basic weighted average of Common Stock Outstanding (Overhang)	1.21%
Approximate New Fully Dilutive Overhang Percentage if Additional Proposed 3,750,000 shares under 2017 Plan are Authorized(2)	4.23%
Approximate Increase in Overhang Percentage if Additional Proposed 3,750,000 shares under 2017 Plan are Authorized(2)	3.41%

(1)	Total includes 428,311 shares subject to Full Value Awards (which includes 276,396 Restricted Shares plus 151,915 potential shares issuable pursuant to Performance Awards (assuming vesting at target)) and 510,009 shares subject to outstanding stock options.
(2)	Calculation excludes the 358,067 remaining shares authorized for issuance under the 2008 Equity Plan, which shares will not be issued or transferred to the 2017 Plan’s share pool if the 2017 Plan is approved.

Summary of the 2017 Plan

The principal provisions of the 2017 Plan are summarized below. This summary is not a complete description of all of the 2017 Plan’s provisions, and is qualified in its entirety by reference to the 2017 Plan which is attached to this Proxy Statement as Appendix A. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the 2017 Plan.

Purpose.    The 2017 Plan is intended to allow employees, non-employee directors and consultants of KCS and its affiliates to acquire or increase their ownership of KCS Common Stock, thereby strengthening their commitment to the success of KCS and stimulating their efforts on behalf of KCS, and to assist KCS and its affiliates in attracting new employees, directors and consultants and retaining existing ones. The 2017 Plan also is intended to optimize the profitability and growth of KCS through incentives that are consistent with KCS’s goals, to provide an incentive for excellence in individual performance, and to promote teamwork.

Administration.    The 2017 Plan will be administered by a committee of non-employee directors appointed by the Board (the “Plan Committee”). For awards to non-employee directors, the Plan Committee will consist of the full Board. Subject to the express provisions of the 2017 Plan, the Plan Committee has all of the authority and powers to administer the 2017 Plan and grant awards thereunder, including the size and types of such awards and conditions of such awards. The Plan Committee’s powers and authority include, but are not limited to, the authority to: (i) determine when, to whom, and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award (including Awards granted in conjunction with other Awards); (ii) accelerate the ability to exercise, and to accelerate or waive any or all of the terms and conditions applicable to, any Awards; (iii) make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the 2017 Plan or to comply with applicable local law; (iv) designate that certain Awards are intended to meet the performance-based exception to Code Section 162(m) and to select the performance measures that will be used; (v) delegate authority to one or more officers of KCS for certain Awards; and (vi) impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Plan Committee deems appropriate. The Plan Committee is authorized to construe and interpret the 2017 Plan, to establish, amend and rescind any rules relating to the 2017 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2017 Plan.

Additionally, if the Plan Committee determines that an adjustment of the 2017 Plan or outstanding Awards is necessary to prevent enlargement or dilution of the intended benefits under the 2017 Plan following any change affecting the Shares by reason of any dividend or other distribution to stockholders

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(whether in cash, Shares, other securities or other property), stock split, reverse stock split, recapitalization, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off, or combination involving KCS or repurchase or exchange of Shares or other rights to purchase Shares or other securities of KCS, or other similar corporate transaction, the Plan Committee will, in such manner as it deems equitable, adjust any or all of (i) the number or type of Shares (or other securities or properties) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award. In no event shall these adjustments increase the fair market value of the Award. Except in connection with circumstances described above, the Plan Committee does not have the authority to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for other Options or SARs with a lower exercise price. All Share grant limitation such as the maximum number of shares permitted to be issued under the 2017 Plan and the maximum number of Shares that can be granted or subjected to Awards to 2017 Plan participants in a single calendar year are subject to the above-discussed adjustment provisions.

All determinations on all matters relating to the 2017 Plan or any Award Agreement may be made in the sole and absolute discretion of the Plan Committee, and all such determinations of the Plan Committee shall be final, conclusive and binding. No member of the Plan Committee is liable for any action or determination made with respect to the 2017 Plan or any Award thereunder.

Eligibility.    All non-employee directors and employees of and consultants to KCS and its affiliates will be eligible to receive Awards under the 2017 Plan. As of the date of this Proxy Statement, approximately 7,077 such employees and 9 non-employee directors are eligible to participate in the 2017 Plan. KCS uses consultants from time to time, but cannot reasonably determine the number of consultants, if any, that would be eligible to participate in the 2017 Plan.

Power to Amend the 2017 Plan.    Subject to the terms of the 2017 Plan, the Board may alter, amend, suspend or terminate the 2017 Plan in whole or in part at any time without the approval of the stockholders of KCS; provided, however, any amendment or alteration shall be subject to the approval of the stockholders of KCS if the Board determines to submit such amendment or alteration to stockholders for approval, or where such approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares are then listed. The Board may also amend the Plan to comply with an applicable Code provision. The Board may delegate to the Plan Committee any or all of the authority of the Board to alter, amend, suspend or terminate the 2017 Plan.

Number of Shares.    Subject to adjustment as described above, the aggregate number of Shares authorized for issuance under the 2017 Plan is 3,750,000. Except with respect to “substitute awards” (as defined below), the total number of Shares for which Awards may be granted to any employee or consultant in any calendar year may not exceed 1,000,000.

Any Shares subject to an Award that are forfeited or are otherwise not delivered due to the termination of the Award are again available for grant under the 2017 Plan. Any Shares that are retained or delivered to pay an exercise price or withholding are not again available for grant under the 2017 Plan. Awards may be granted by the Plan Committee in replacement of share and share-based awards (“Substitute Awards”) held by current and former employees or non-employee directors of another business that is acquired by KCS or a KCS affiliate as agreed to by the parties to such transaction, and such Substitute Awards will not count against the maximum number of shares available for issuance under the 2017 Plan or any other plan limit.

No non-employee director may be granted an Award denominated in Shares in any one calendar year the value of which, when taken in the aggregate of the value of all Shares granted to the non-employee director in the same calendar year, exceeds $300,000. For purposes of the limitation, the value of any deferred Shares counts against the limit only in the initial year of the deferral, and the value of any Shares elected to be received in lieu of cash or other consideration by the non-employee director will not count against the limit.

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Types of Awards.    The 2017 Plan permits the grant of any or all of the following types of Awards to employees, non-employee directors and consultants of KCS and its affiliates: (i) Options (including non-qualified options and Incentive Stock Options (“ISOs”)); (ii) Restricted Shares and Restricted Share Units; (iii) Bonus Shares; (iv) Stock Appreciation Rights (“SARs”); (v) Performance Units (payable in cash or Shares) and Performance Shares (“Performance Awards”); (vi) Deferred Stock; (vii) Dividend Equivalents; and (viii) Other Stock-Based Awards.

Stock Options.    The exercise price per Share purchasable under any Option will be determined by the Plan Committee, but cannot be less than 100% of the Fair Market Value of a Share on the date the Option is granted. The Plan Committee shall determine the term of each Option (subject to a maximum of 10 years) and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. In no event may an ISO be granted under the 2017 Plan on or after the date 10 years following the earlier of (i) the date the 2017 Plan was adopted and (ii) the date the 2017 Plan was approved by KCS stockholders. Options may be exercised following notice to KCS by payment of the exercise price: (i) in cash, personal check or wire transfer; (ii) in certain instances, in Shares (including, at the discretion of the Plan Committee, Restricted Shares) with an aggregate Fair Market Value equal to the aggregate exercise price of the Option; (iii) with Plan Committee approval and except in the case of ISOs, through the reduction of the total Shares received with the shares surrendered having a fair market value equal to the total aggregate payment due (i.e., through a “net exercise”), or (iv) pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by the Plan Committee.

Restricted Shares and Restricted Share Units.    Restricted Shares may not be disposed of by the Grantee until certain restrictions established by the Plan Committee lapse or certain conditions established by the Plan Committee are satisfied. Restricted Share Units will be payable in Shares after conditions established by the Plan Committee are satisfied or after restrictions established by the Plan Committee lapse. The Plan Committee may impose such conditions and/or restrictions on any Restricted Shares or Restricted share Units as it may deem advisable, including restrictions based upon the achievement of specific performance goals (company-wide, divisional, departmental, affiliate and/or individual), time-based restrictions on vesting, and/or restrictions under applicable securities laws. The Plan Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least $.01 per Restricted Share or such other amount required by law. The Grantee shall have, with respect to Restricted Shares, all of the rights of a stockholder of KCS, including the right to vote the Shares and the right to receive any distributions, unless the Plan Committee shall otherwise determine. Restricted Shares and Restricted Share Units are subject to forfeiture if the conditions specified in the applicable Award Agreement are not satisfied.

Bonus Shares.    Bonus Shares can be awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of KCS or otherwise) or as an incentive to become an employee, director or consultant of KCS or an affiliate.

Stock Appreciation Rights.    SARs may be granted to eligible participants. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the Fair Market Value of the Shares for which the SAR is exercised over the Fair Market Value of the Shares on the Grant Date (or such higher grant price as specified in the Award Agreement), payable in cash or, at the discretion of the Plan Committee, in Shares with a Fair Market Value equal to such excess. The SAR grant price (which, in the case of SARs, shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date) and other provisions of the SAR shall be determined by the Plan Committee (except that the term of an SAR may not exceed 10 years).

Performance Awards.    From time to time, the Plan Committee may select a period during which one or more performance criteria designated by the Plan Committee are measured for the purpose of determining the extent to which a Performance Award has been earned. Performance Awards may be in the form of Performance Shares (with an initial value equal to the Fair Market Value of a Share on the date of grant), or Performance Units (with an initial cash value established by the Plan Committee at the time of grant).

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Performance Awards may be paid in cash or in Shares, or a combination thereof. Grantees of Performance Awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law.

The performance measure or measures to be used for purposes of Performance Awards shall be chosen from among the following:

(a)	Earnings (either in the aggregate or on a per-share basis);

(b)	Net income (before or after taxes);

(c)	Operating income;

(d)	Cash flow;

(e)	Return measures (including return on assets, equity or sales);

(f)	Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(g)	Revenue measures (including gross or net revenues);

(h)	Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(i)	Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(j)	Net economic value;

(k)	Market share;

(l)	Operating profit;

(m)	Costs;

(n)	Operating and maintenance cost management and employee productivity;

(o)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(p)	Operating ratio;

(q)	Growth or rate of growth of or change in any of the above business criteria;

(r)	Economic value added;

(s)	Aggregate product unit and pricing targets;

(t)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(u)	Achievement of business or operational goals such as market share and/or business development;

(v)	Results of customer satisfaction surveys;

(w)	Safety record;

(x)	Network and service reliability; and/or

(y)	Debt ratings, debt leverage and debt service.

Any of these performance measures may be applied, as determined by the Plan Committee, on the basis of KCS as a whole, or in respect of any one or more affiliates, departments or divisions of KCS or any

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part of an affiliate, department or division of KCS that is specified by the Plan Committee. The Plan Committee may adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based exception from the tax deductibility limitations of Internal Revenue Code Section 162(m) (the “Performance-Based Exception”) may not be adjusted upward without the approval of KCS stockholders. The Plan Committee may adjust such Awards downward.

The Plan Committee is authorized during the first 90 days of a performance period, in its discretion, to adjust or modify the calculation of a performance measure to the extent allowed under 162(m) to account for the following: (i) asset write-downs; (ii) litigation or claim judgments; (iii) changes in tax or regulatory laws, or changes in accounting principles; (iv) reorganizations and restructuring programs; (v) extraordinary, unusual, or infrequently occurring items as described in KCS’s Management’s Discussion & Analysis in its annual disclosures; (vi) acquisitions and divestitures; and (vii) any other specific unusual or nonrecurring event.

The Plan Committee may propose for stockholder vote and approval changes in the general performance measures set forth above. In the event that applicable tax and/or securities laws change to permit Plan Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Plan Committee will have the sole discretion to make such changes without obtaining stockholder approval.

Because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible. Moreover, the Board or Plan Committee may elect to grant Performance Awards that are not intended to satisfy all of the conditions necessary for Awards granted under the 2017 Plan to qualify as “performance-based compensation” under Code Section 162(m), even if all or less than all of the compensation resulting from the exercise, vesting or settlement of such Awards is non-deductible. KCS has in the past granted a number of service-based Restricted Share and Restricted Share Unit awards that are not eligible for deductibility under Code Section 162(m) because of the lack of a performance-based component, and has also granted a number of performance-based awards that are not eligible for deductibility under Code Section 162(m) due to the terms of the awards determined by the Plan Committee.

Clawback Policy.    The 2017 Plan provides that any Award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Sarbanes-Oxley Act of 2002 or any other compensation clawback policy that is adopted by the Plan Committee and that will require KCS to be able to recoup compensation paid to its executives under certain circumstances.

Individual Maximum Amounts.    Under the 2017 Plan, the maximum number of shares with respect to which an Award or Awards may be granted to an employee or consultant in any one calendar year may not exceed 1,000,000 shares, subject to certain adjustments and exceptions discussed above.

Non-Employee Director Sublimit.    The 2017 Plan includes a sublimit under which the maximum dollar value of Awards that may be granted to any non-employee director in any one calendar year (excluding the value of awards made at the election of the non-employee director in lieu of all or a portion of annual and committee cash retainers pursuant to the 2017 Plan) may not exceed $300,000, subject to certain adjustments discussed above.

Transfer Restrictions.    Awards under the 2017 Plan generally are not transferable by the Grantee other than by will or the laws of descent and distribution and generally are exercisable, during the Grantee’s lifetime, only by the Grantee. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the Grantee or the Grantee’s beneficiary or representative. The Plan Committee may permit awards to be transferred to certain persons or entities without consideration, including members of the Grantee’s immediate family and charitable institutions.

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Deferred Stock, Dividend Equivalents and Other Stock-Based Awards.    Deferred Stock can be awarded to a Grantee without cost and without restrictions as an incentive. Dividend Equivalents may be granted alone or in conjunction with other Awards. The Plan Committee is authorized to grant such other Awards that are payable in, or valued by reference to, or otherwise related to, shares, if determined by the Plan Committee to be consistent with the purposes of the Plan. However, in no event may cash or stock dividends or dividend equivalents relating to an unvested portion of an award be paid to a Grantee before that portion of the award becomes vested.

Change of Control.    Unless otherwise defined in an Award Agreement, a Change of Control is deemed to occur if: (i) a majority of the Board is replaced during any 12-month period with directors whose appointment or election was not endorsed by directors constituting a majority of the Board immediately prior to such appointment or election; (ii) an acquisition by a person or group during a 12-month period of KCS Common Stock possessing 30% or more of the total voting power of all outstanding KCS Common Stock; (iii) any person or group has acquired stock that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of KCS; or (iv) an acquisition by a person or group during a 12-month period of more than 40% of the total gross fair market value of assets of KCS. In the event of a Change of Control of KCS, or a Grantee’s Termination of Affiliation on account of a Change of Control, the Plan Committee, in its sole discretion, may take a number of actions with respect to outstanding Awards, including accelerating the vesting or exercisability of Awards or cancelling outstanding awards in exchange for a payment (in cash, or in securities or other property) in the amount that the Grantee would have received if such Award were vested or exercised and settled.

Elective Share Withholding.    A Grantee may, subject to certain conditions, elect to have KCS withhold a portion of the shares that would otherwise be issued to the Grantee under an Award to satisfy the Grantee’s income tax liabilities related to the Award.

Other.    The 2017 Plan will terminate upon the earlier of (i) May 3, 2027, or (ii) the date all Shares of KCS Common Stock subject to the Plan have been acquired and restrictions on all Restricted Stock have lapsed, unless earlier terminated by the Plan Committee or the Board. The extent to which the Grantee will receive the benefits of an Award following Termination of Affiliation will be determined in accordance with the provisions of the 2017 Plan and the Award Agreement, which benefits may extend beyond the date of Termination of Affiliation. The Plan Committee may permit or require a Grantee to defer receipt of payment or delivery of Shares upon the exercise or vesting of an Award.

Employee Retirement Income Security Act of 1974.    The 2017 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences to Grantees and KCS of certain Awards granted under the 2017 Plan. This summary is based on the federal income tax laws in effect as of the date of this Proxy Statement and could be affected by future changes in the tax laws. This summary is not intended to be complete and does not address, among other things, state, local or foreign tax consequences. This summary is not intended to constitute tax advice.

The grant of an Option will have no immediate tax consequences for the Grantee. In general, the Grantee will have no taxable income upon the exercise of an ISO or upon the disposition of Shares acquired upon the exercise of an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply). Upon exercising a non-qualified option, the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value of the Shares acquired on the date of exercise and the Option exercise price.

A Grantee who receives an Award of Restricted Shares without payment by the Grantee for the Restricted Shares will recognize ordinary income equal to the fair market value of the Restricted Shares at

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the time they become vested or non-forfeitable, whichever occurs first, whether or not the Grantee actually receives the Shares at that time. The Grantee may be allowed to make an election under section 83(b) of the Code within 30 days of the Grant Date to recognize ordinary income on the fair market value of the Restricted Shares on the Grant Date instead of upon vesting or forfeiture.

A Grantee who receives an Award of Restricted Share Units, Performance Shares or Performance Units will recognize ordinary income at the time payment is made equal to the amount of cash, or the Fair Market Value of Shares, paid. If the Plan Committee, pursuant to authority given to it under the 2017 Plan, establishes a deferral policy for payment and the Grantee makes a valid deferral election, then the Grantee’s recognition of ordinary income will be deferred until payment is made pursuant to the election.

KCS generally is entitled to a tax deduction in the same year as the Grantee recognizes ordinary income equal to the amount of income recognized by the Grantee. Section 162(m) of the Code limits to $1.0 million per person the amount KCS may deduct for compensation paid to its most highly compensated officers in any year unless certain requirements are satisfied. Compensation received through the exercise of an Option and compensation received through the award of Performance Shares or Performance Units generally will not be subject to the $1.0 million limit if the Awards qualify as performance-based compensation. KCS intends that such Awards under the 2017 Plan will qualify as performance-based compensation such that KCS will receive its full deduction. KCS will be limited to the $1.0 million deduction limit under the Plan with respect to Restricted Share Awards and Restricted Share Unit Awards that have time-based vesting provisions. While KCS considers the deductibility of Awards as one factor in determining executive compensation, KCS also considers other factors in approving compensation and retains the flexibility to grant Awards, such as service-based Restricted Shares, that it determines to be consistent with KCS’s goals for its executive compensation program even if the Award is potentially not deductible by the Company for tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

To the extent that Section 409A of the Code is applicable, KCS intends to administer the 2017 Plan and any Awards granted under the 2017 Plan in a manner consistent with the requirements of Section 409A and applicable regulations. All Awards under the 2017 Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2017 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Plan Committee. However, current benefits granted to our non-employee directors, Named Executive Officers and all other employees would not have increased if they had been made under the proposed 2017 Plan. Grants of equity awards in fiscal year 2016 to our Named Executive Officers are shown in the Grants of Plan-Based Awards table on page 58 of this Proxy Statement.

The closing price of our Common Stock on the New York Stock Exchange on March 15, 2017 was $87.49 per share.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2016, about the Common Stock that may be issued upon the exercise of options, warrants and rights, as well as shares remaining available for future issuance under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans-Excluding Securities Reflected in the First Column(i)
Equity compensation plans:
Approved by security holders	601,992	$81.36	4,181,366
Not approved by security holders	—	—	—

Total	601,992	$81.36	4,181,366

(i)	Includes 3,618,612 shares available for issuance under the 2009 Employee Stock Purchase Plan and 562,754 shares available for issuance under the 2008 Equity Plan as awards in the form of Nonvested Shares, Bonus Shares, Performance Units or Performance Shares or issued upon the exercise of Options (including ISOs), stock appreciation rights or limited stock appreciation rights awarded under the 2008 Equity Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of our Common Stock under the 2017 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2017 Plan by our stockholders.

The Board of Directors recommends a vote FOR the approval of the 2017 Plan

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to approve the 2017 Plan. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on this proposal unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on this matter.

4. Advisory Vote to Approve Executive Compensation

We believe that our compensation structure allows us to attract and retain quality Named Executive Officers and encourages our Named Executive Officers to continually improve the operations and performance of the Company in order to maximize the value of our cross-border rail network on behalf of our stockholders. In addition, prior to 2016, our stockholders had overwhelmingly approved our executive compensation. As we developed our 2016 compensation plans, we also considered comments from certain stockholders and advisory groups that our plans did not include relative measures comparing our performance to our peers. We therefore included a relative performance measure based on revenue growth compared to the other Class I railroads in our 2016 long-term incentive compensation plan.

At the 2016 Annual Meeting of Stockholders, our stockholders approved our 2015 Named Executive Officer compensation, but the approval rate was 63.4%, which was lower than in prior years. We value

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stockholder input and reached out to several large stockholders that collectively owned a majority of our outstanding stock at that time to get their feedback. The primary feedback we received was that our stockholders generally (1) understood our executive compensation goals and objectives, (2) supported our compensation structure, and (3) wanted more disclosure on not only what we did but, more importantly, why we did it. In response, we have included in this year’s proxy statement a more detailed explanation of the most important decisions in 2016 with respect to compensation of our executive officers.

A large percentage of each Named Executive Officer’s compensation is composed of long-term incentive awards in the form of equity awards, many of which include performance measures to incent our Named Executive Officers to perform well. This not only encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals, but also aligns their personal financial interests with those of our stockholders. Our Compensation Committee seeks to compensate each Named Executive Officer near market median of our peer group of companies in order to ensure that our Named Executive Officers are compensated fairly and equitably. Further, our Compensation Committee annually reviews the design of our compensation programs to ensure that we do not encourage excessive risk-taking by the Named Executive Officer in order to obtain a short-term personal gain that negatively impacts our long-term value proposition. Our Compensation Committee believes it has implemented compensation programs that are structured in the best manner to support our long-term business strategy and increase stockholder value.

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the 2016 compensation of the Named Executive Officers as discussed and disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the resolution.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to approve the resolution. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on this matter.

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5. Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules. We last submitted this advisory vote to our stockholders in 2011. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on the Named Executive Officer compensation once every one, two or three years, or they may abstain from voting.

The Board has determined that an annual advisory vote on executive compensation will permit our stockholders to continue to provide direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. At the annual meeting of stockholders held in May 2011, a majority of the company’s stockholders cast their vote in favor of holding an annual advisory vote on the compensation of our named executive officers.

You may cast your vote by choosing the option of one year, two years or three years, or you may abstain from voting, when you vote in response to the resolution set forth below:

RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders. However, because the vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

YOUR BOARD RECOMMENDS THAT YOU SELECT

“ONE YEAR” ON THE PROPOSAL

RECOMMENDING THE FREQUENCY OF AN ADVISORY

VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AS

SET FORTH IN THE COMPANY’S PROXY STATEMENT

Vote Required for Approval

The frequency receiving the greatest number of votes will be considered the frequency preferred by stockholders. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on this matter.

6. Stockholder Proposal to Amend Shareholder Proxy Access

Mr. James McRitchie and Ms. Myra Young, 9295 Yorkship Court, Elk Grove, CA 95758, who represent that they hold the required value of our common stock, have submitted the following proposal for consideration at the Annual Meeting.

RESOLVED: Shareholders of Kansas City Southern (“KSU” or the “Company”) ask the board of directors (the “Board”) to amend its bylaws on “Inclusion of Stockholder Director

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Nominations in the Corporation’s Proxy Materials,” specifically the definition of an “Eligible Stockholder,” to raise the current “Eligible Stockholder” aggregation limit of 20 stockholders to a limitation of 40 or 50.

SUPPORTING STATEMENT:    The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis.

Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs. org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion.

Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy Access: Best Practices (http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices% 20-%20Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recent proxy access bylaws, such as the fact that even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% held for 3 years criteria at most companies examined.

Many corporate boards have adopted proxy access bylaws with troublesome provisions that significantly impair the ability of shareholders to form nominating groups. The most common troublesome provision is limiting the number of shareholders that can form a nominating group to 20 members. Companies can thus appear to have a workable form of proxy access but that limitation makes implementation problematic and less attractive.

SEC staff members have granted “no-action” relief to several companies with bylaws limiting proxy access to groups of 20 shareholders based on “substantial implementation,” even though the group of 20 limitation makes actual implementation highly unlikely. This proposal is worded to avoid that possibility by explicitly specifying a limit of 40 or 50 shareholders as the number of shareholders that can aggregate their shares to implement proxy access.

End the game-playing. Ask the Board to adopt THE provision that frightens entrenched boards and managers the most. Vote to make KSU’s proxy access bylaws workable for more shareholders.

Increase Shareholder Value

Vote to Amend Shareholder Proxy Access — Proposal 6

Board of Directors Statement in Opposition to Proposal 6

The Board of Directors has carefully considered this proposal and recommends a vote AGAINST this proposal. As discussed below, the Company has already implemented proxy access for its stockholders, and the Board believes that the change to the Company’s proxy access bylaw sought by the proponents is not in the best interest of the Company or its stockholders.

Our Board of Directors has adopted proxy access for the benefit of all stockholders.

Due to the interest of our stockholders in proxy access, our Board considered various potential formulations of proxy access last year and took into account feedback from our stockholders, the level of ownership and nature of our larger holders and the size, tenure and structure of our Board. Based upon the Board’s assessment of the relative advantages and disadvantages to the stockholders and the Company of the various proxy access formulations, the Board of Directors amended the bylaws of the Company to implement proxy access in the form it believes is most appropriate for the Company and its stockholders.

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Under the proxy access bylaw adopted by the Board last year, any stockholder or group of up to 20 stockholders (with a group of investment funds that are part of the same employer counting as a single stockholder) that beneficially owns at least 3% of our outstanding Common Stock continuously for three years is permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement. Given the recent emergence of proxy access provisions and the ongoing development of their formulations, the Board has continued to monitor the development of proxy access provisions following the Company’s initial implementation of proxy access. Based on this review, the Board believes that the form of proxy access bylaw already adopted by the Company reflects a balanced, workable and mainstream approach and that the change sought by the proponents is not in the best interest of the Company or its stockholders.

The proponents’ proposed amendment to the Company’s proxy access bylaw is unnecessary and could be detrimental to stockholders as a whole.

In selecting the appropriate proxy access formulation, our Board sought to balance the desire to provide meaningful rights to stockholders who we believe are generally representative of our other long-term stockholders against the potential harm to Board effectiveness that may be caused by the nomination of directors who may pursue narrow special interests, including interests unrelated to long-term stockholder value. We believe that limiting to 20 the number of stockholders who may aggregate their shares better serves the interests of all stockholders. Allowing as many as 40 or 50 holders to act as a group would undermine the principle that we believe is shared by most of our stockholders: that the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of the stockholders as a whole. With our current ownership structure, it would be possible to assemble a group of 40 stockholders that owns at least 3% of our shares but that does not include any of our largest 100 institutional stockholders (assuming each holder has owned its shares for three years).

We also believe that allowing 40 or 50 stockholders to aggregate their shares would impose an unnecessary administrative burden on the Company, given the practical difficulties of coordinating a larger number of stockholders and the expense of verifying the nature and duration of their holdings. Additionally, a 20-stockholder limit on groups has been widely embraced by companies adopting proxy access, and widely endorsed among institutional stockholders’ voting policies.

We have an established record of best governance practices and a history of strong support from our stockholders.

Our commitment to corporate governance best practices is well established and discussed throughout this proxy statement. See, for example, “Corporate Governance—Governance Highlights” above on page 30. In addition to having robust Board evaluation, nomination and election processes and adopting our proxy access bylaw last year, in recent years we have also declassified our board, adopted majority voting and provided stockholders the opportunity to call special meetings. Our stockholders have expressed continued confidence in our Board through support for each of our director nominees in excess of 97% at each annual meeting in the last three years. We also have a strong stockholder engagement program that enables the Board and management team to benefit from the perspectives of stockholders and enables stockholders to engage in two-way dialogue with us. We believe that the strength of our Board and our corporate governance practices promote accountability and allow stockholders to have confidence that the Board and management team will act in the stockholders’ best interests.

For the reasons stated above, our Board believes that the Company’s current proxy access bylaw is in the best interests of our stockholders and that the proponents’ proposed amendment is not appropriate for the Company.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to approve this proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on this proposal unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 6 if you want your broker to vote your shares on this matter.

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Company Information

The Board of Directors

The Board met eight times in 2016. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2016, all directors except Mr. Dunn attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served. Mr. Dunn attended 73.3% of all meetings. Due to certain health-related issues, Mr. Dunn was unable to attend two board meetings in January, which resulted in his lower-than-normal attendance rate. This was the first year that Mr. Dunn was unable to attend at least 75% of the total number of meetings of the Board and the committees on which he serves.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation and Organization Committee (the “Compensation Committee”), a Nominating and Corporate Governance Committee (the “Nominating Committee”), a Finance Committee and an Executive Committee. Committee members are elected by the Board at the Board’s annual meeting immediately following our Annual Meeting of Stockholders. The Board of Directors has adopted a written charter for the Audit, Compensation, Nominating and Finance Committees detailing all of their responsibilities, a copy of which is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

Audit Committee

The Audit Committee consists of three Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. All members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than two other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

Committee Members: McDonnell, Chair Córdova Garza, A. Number of Meetings in 2016: 4

The Board has determined that Mr. McDonnell is an “audit committee financial expert” as that term is defined in applicable securities regulations based upon his prior experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

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The Audit Committee is responsible for appointing and pre-approving the fees of our independent registered public accounting firm and pre-approving fees for other non-audit services provided by our independent registered public accounting firm. In addition, the Audit Committee monitors the quality and integrity of our financial reporting process, financial statements and systems of internal controls.

Compensation Committee

The Compensation Committee consists of three Directors
elected by the Board, taking into consideration the
recommendations of the Nominating Committee, to serve
one-year terms. Each member of the Compensation
Committee is independent (as defined in the NYSE’s listing
standards), is considered an outside director under
Section 162(m) of the Internal Revenue Code of 1986, as
amended (the “Code”), and is considered a non-employee
director under Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for
establishing, communicating to management and the Board
and periodically updating the Company’s compensation
philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value.
The Compensation Committee is solely responsible for
reviewing and approving corporate goals and objectives
relevant to the compensation of our Chief Executive Officer
(“CEO”), evaluating and reviewing with our CEO his
performance in light of those goals and objectives, and setting our CEO’s compensation level based on that evaluation. In
addition, the Compensation Committee reviews and approves
the compensation of other members of senior management of
KCS based on recommendations from the CEO and Willis
Towers Watson, our independent compensation consultant
(“Willis Towers Watson” or the “Compensation Consultant”).
The Compensation Consultant provided advice on executive
and director compensation programs, market pay analyses,
peer groups, and drafting of the Compensation Discussion and
Analysis. The Compensation Consultant provided other
services at the request of management, the fees for which
were immaterial. The Compensation Committee reviewed the
nature of its relationship with the Compensation Consultant
and determined there were no conflicts of interest with respect to its independence. The Compensation Committee has
engaged Meridian to consult on compensation issues for 2017.
The Compensation Committee annually reviews and assesses
the risks associated with the Company’s compensation
practices, policies and programs applicable to employees to
determine whether the risks arising from such practices,
policies and programs are appropriate or reasonably likely to

Committee Members: Slater, Chair Druten Garza-Santos, D. Number of Meetings in 2016: 5

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have a material adverse effect on the Company. See Compensation Discussion and Analysis for additional information on the Compensation Consultant.

Compensation Committee Interlocks and Insider Participation.

During 2016:

•    no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•    no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service;

•    no executive officer of KCS served as a director or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•    no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

Nominating Committee

The Nominating Committee consists of seven Directors
elected by the Board, taking into consideration the
recommendations of the Nominating Committee, to serve
one-year terms. Each member of the Nominating Committee is
independent (as defined in the NYSE’s listing standards). The
Nominating Committee recommends to the Board of Directors
suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. In addition, the Nominating Committee is responsible for ensuring that the
Company maintains appropriate corporate governance
practices and procedures.

The Nominating Committee generally will consider director
nominees recommended by stockholders. Nominees
recommended by stockholders in compliance with our Bylaws
will be evaluated on the same basis as other nominees
considered by the Nominating Committee. Stockholders should
see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for
consideration at a meeting of our stockholders.

Committee Members: Dunn, Chair Córdova Druten Garza, A. Garza-Santos, D. McDonnell Slater Number of Meetings in 2016: 5

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Finance Committee

The Finance Committee consists of three Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The Finance Committee is responsible for reviewing and approving financial transactions exceeding $25 million, but not exceeding $200 million. The Finance Committee also reviews management’s financing plans and reports and makes recommendations to the Board with respect to matters affecting our financing plan and capital structure.

Committee Members: Córdova, Chair Garza-Santos, D. McDonnell Number of Meetings in 2016: 3
Executive Committee

The Executive Committee consists of the Company’s Chief Executive Officer, the Chair of the Board, and two other Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve a one-year term. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

Committee Members: Druten, Chair Garza, A. Ottensmeyer Starling Number of Meetings in 2016: 3

Corporate Governance

Governance highlights

The Board believes good corporate governance is a critical component of all successful companies. As a result, the Company believes it has implemented the most important corporate governance initiatives, including

•	Elimination of classified Board;

•	Adoption of proxy access;

•	Adoption of majority voting;

•	Elimination of super-majority voting;

•	Amendment of Bylaws to allow for stockholders to call a special meeting;

•	Separation of leadership roles of Chairman of the Board and CEO;

•	Adoption of policy requiring independent Chairman of the Board;

•	Amendment of Bylaws to prohibit nomination of former Company CEOs to the Board; and

•	Disclosure of political contributions on the Company’s website.

The Board also actively seeks input and feedback from its stockholders on both the performance of the Company as well as various corporate governance matters. As evidence that this belief is more than just words, the Company in early 2016 reached out and sought input from its largest stockholders on “proxy access”. After receiving input from the stockholders, the Board amended its bylaws in February 2016 to adopt proxy access. In the fall of 2016, the Chairman of our Board of Directors Robert J. Druten along with our President and Chief Executive Officer Patrick J. Ottensmeyer and our Executive Vice President and Chief Financial Officer, Michael W. Upchurch, had in-person meetings with 12 of our largest stockholders that collectively owned at that time over 30% of our outstanding stock to get their input on these issues.

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Corporate Governance Guidelines

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF), which may be accessed by selecting “Speak Up! Report Line” from the available options under “Corporate Governance — Governance Documents.” Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law. Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Linea de Denuncias, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM hotline is also operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free number to submit a report:

01-800-436-0158

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it. Any waiver or amendments to our Code of Business Conduct and Ethics are also made available on our website.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. All directors serving at the time of the 2016 annual stockholder meeting attended that meeting, with the exception of Mr. Slater.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	High personal and professional ethics, integrity and values;

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•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company;

•	Below the age of 75 years as of the date of the meeting at which his or her election would occur; and

•	Has not previously served as the Company’s Chief Executive Officer.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who meet the NYSE independence standards as “Independent Directors”. The Independent Directors constitute more than two-thirds of our Board of Directors. The current Independent Directors are Messrs. Davis, Druten, Dunn, McDonnell, Mr. David Garza-Santos, Secretary Slater, Ambassador Antonio Garza and Ms. Córdova. Mr. Davis is not standing for re-election at the Annual Meeting. Our Board has affirmatively determined that each Independent Director has no material relationship with the Company and is independent in accordance with applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS.

The Board holds regular executive sessions of the Independent Directors. All Board committees, other than the Executive Committee, are comprised of only Independent Directors. Thus, the Independent Directors directly oversee critical matters such as the compensation of executive management, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company. Our Bylaws and our Guidelines require that the position of Chair of the Board be filled by an Independent Director, which effectively requires separation of the positions of Chief Executive Officer and Chair of the Board. The Board believes this structure ensures appropriate oversight by the Independent Directors. Meetings of the Independent Directors will be presided over by the Chair (currently Mr. Druten) since he or she will also be an Independent Director.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards

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enterprise risk management and mitigation. The Board reviews the Company’s most significant risks and whether management is responding appropriately within the Company’s risk management and mitigation strategies. The Board has delegated to the Audit Committee the primary responsibility for reviewing the Company’s risk assessment and risk management policies. Management periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities. The Company has an enterprise risk management coordinator who supervises the enterprise risk management process. Furthermore, the Company has given its disclosure committee responsibility to review the comparability of the risk factors disclosed in the Company’s Annual Report on Form 10-K with the Company’s enterprise risk profile. The risk oversight structure has no effect on the Board’s leadership structure.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Independent Directors by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Independent Directors the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Independent Directors, forward such communications to the Independent Directors as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number. The Independent Directors shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Independent Directors.

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Beneficial Ownership

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the Securities and Exchange Commission (“SEC”);

•	The members of our Board of Directors, including our Chief Executive Officer;

•	Our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement; and

•	All current executive officers, directors and nominees for director as a group. The address for each of our directors and executive officers listed is 427 West 12th Street, Kansas City, Missouri 64105.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose.

Beneficial Owners	Common Stock(1)		Percent of Class(1)
The Vanguard Group	9,876,904	(2)	9.18%
BlackRock, Inc.	9,613,900	(3)	8.9%

Directors
Lu M. Córdova Director	8,907	(4)	*
Henry R. Davis Director	108,139		*
Robert J. Druten Director	17,688	(5)	*
Terrence P. Dunn Director	34,190	(6)	*
Antonio O. Garza, Jr. Director	7,342		*
David Garza-Santos Director	981		*
Thomas A. McDonnell Director	115,000	(7)	*
Rodney E. Slater Director	22,070	(8)	*
Patrick J. Ottensmeyer Director; President and Chief Executive Officer	129,488	(9)	*
David L. Starling Director	233,392	(10)	*

Executive Officers
Brian D. Hancock Executive Vice President and Chief Marketing Officer	20,891	(11)	*
Jeffrey M. Songer Executive Vice President and Chief Operating Officer	29,949	(12)	*
Michael W. Upchurch Executive Vice President and Chief Financial Officer	37,391	(13)	*

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	Common Stock(1)		Percent of Class(1)
José G. Zozaya President and Executive Representative of Kansas City Southern de México, S.A. de C.V. (“KCSM”)	85,111	(14)	*

All Directors and Executive Officers as a Group (19 Persons)	1,008,308	(15)	*

*	Less than one percent of the outstanding shares.
(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our Annual Report on Form 10-K for the year ended December 31, 2016. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.
(2)	The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A, filed February 10, 2017, Vanguard reports sole voting power of 182,180 shares, shared voting power of 18,817 shares, sole power to dispose of 9,689,383 shares and shared power to dispose of 187,521 shares.
(3)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. This information is based on BlackRock, Inc.’s Schedule 13G/A filed on January 25, 2017. Black Rock reports sole voting power of 8,505,433 shares and sole dispositive power of 9,613,900 shares.
(4)	Ms. Córdova’s shares are held in a revocable living trust for which she is the trustee with sole voting and dispositive power.
(5)	Mr. Druten’s beneficial ownership includes 100 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.
(6)	Mr. Dunn’s beneficial ownership includes 29,951 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power and 4,239 shares held by a charitable foundation for which Mr. Dunn disclaims beneficial ownership.
(7)	Mr. McDonnell’s beneficial ownership includes 75,000 shares held in a trust for which he is the trustee with sole voting and dispositive power, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.
(8)	Mr. Slater’s beneficial ownership includes 2,360 shares held jointly with his spouse.
(9)	Mr. Ottensmeyer’s beneficial ownership includes 59,040 restricted shares, 34,174 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 248 shares allocated to his account in the KCS 401(k) Plan.
(10)	Mr. Starling’s beneficial ownership includes 22,333 restricted shares, 109,147 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 77,484 shares held jointly with his spouse and 10,000 shares held in an Individual Retirement Account.
(11)	Mr. Hancock’s beneficial ownership includes 18,559 restricted shares and 2,325 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.
(12)	Mr. Songer’s beneficial ownership includes 24,544 restricted shares; 1 share allocated to his account in the KCS 401(k) Plan and 3,188 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

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(13)	Mr. Upchurch’s beneficial ownership includes 10,015 restricted shares and 17,793 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.
(14)	Mr. Zozaya’s beneficial ownership includes 7,196 restricted shares and 37,024 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.
(15)	The number includes 181,169 restricted shares, 261,019 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 123,048 shares held jointly, and 75,563 shares otherwise held indirectly. Mr. Druten, a Director, disclaims beneficial ownership of 100 of the total shares listed. Mr. Dunn, a Director, disclaims beneficial ownership of 4,239 of the total shares listed. Mr. McDonnell, a Director, disclaims beneficial ownership of 40,000 of the total shares listed.

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Compensation Discussion & Analysis

2016 Compensation Highlights.

The Compensation Committee’s decisions and actions during 2016 considered both the challenging operating environment facing the rail industry as well as the ongoing transition of the Company’s Chief Executive Officer (“CEO”). These external and internal factors required compensation plans that rewarded improved financial performance, growth in shareholder value, a successful CEO transition, and retained key executives.

In 2016, continued volatility in energy markets and an industrial recession contributed to ongoing downward pressure on industry-wide rail volumes and revenues. In this challenging economic environment, the Company delivered best-in-industry volume and revenue performance. Additionally, during the second quarter of 2016, the Company determined that it could utilize an energy credit available to transportation companies for the excise tax included in the price of fuel purchased in Mexico. The Company optimized the value of this credit through significant effort by the Company’s finance, purchasing and operations teams to complete actions required to qualify for the credit, to coordinate fuel purchases and equipment fueling to maximize the credit, and to mitigate foreign exchange risk that could limit utilization of the credit. As a result of effective management in a challenging economic environment and the optimal utilization of the Mexican fuel excise tax credit, the Company continued to improve its profitability and to perform favorably as compared to the rail industry.

During 2016, the Company also successfully completed a CEO transition. The Company’s Board of Directors initiated the CEO transition plan in late 2014 with an internal candidate review and external executive search, and the ultimate selection in February 2015 of an internal candidate, Mr. Patrick J. Ottensmeyer, who was then serving as the Company’s Executive Vice President — Sales and Marketing. The CEO transition plan also included the retention through 2016 of the retiring CEO, Mr. David L. Starling, in order to provide time for Mr. Ottensmeyer to gain further operational experience in the role of the Company’s President, and to provide mentoring and support to Mr. Ottensmeyer during this time. The CEO transition was successfully completed in July 2016 when Mr. Ottensmeyer was named CEO, with no loss of focus within the Company’s operations.

Short Term Incentive Plan.    In February 2016, the Compensation Committee established the 2016 Annual Incentive Plan (“AIP”) to incent achievement of annual performance goals. After considering various metrics and goals, the Compensation Committee concluded that achievement under the 2016 AIP would be based on the Company’s consolidated operating ratio as defined in the 2016 AIP. As continual improvement in the Company’s consolidated operating ratio is part of the Company’s overall strategy and critical to creating shareholder value, the Compensation Committee has, since 2008, based achievement under the short-term incentive plan on the Company’s consolidated operating ratio. During that time period, as shown in the following table, the Company’s consolidated operating ratio decreased by 14.0 points while the average decrease in operating ratio for the other Class I railroads was 10.5 points, which clearly demonstrates the effectiveness of using consolidated operating ratio to incent management to achieve the desired outcomes. This table is based on publicly available information contained in filings with the Securities and Exchange Commission.

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In February 2017, the Compensation Committee determined that the Company achieved the maximum performance level and related percentage payouts under the 2016 AIP as set forth on page 49. In making this determination, the Compensation Committee considered the Company’s best-in-industry volume and performance in a challenging economic environment and the Company’s significant effort and success in securing and maximizing the Mexican fuel excise tax credit.

Long-Term Incentive Plan.    In order to balance short-term goals with long-term shareholder value creation, in February 2016 the Compensation Committee adopted the 2016-2019 Long-Term Incentive Plan (the “2016 LTI Plan”). Under the 2016 LTI Plan, Return on Invested Capital as defined below and in the 2016 LTI Plan (“ROIC”) has a 75% weighting, and OR has a 25% weighting, for the performance shares. The performance shares make up 50% of the overall value of the 2016 LTI Plan. The rest of the LTI Plan is awarded in the form of restricted stock and options. The weighted average ROIC and OR achievement is further adjusted by a Revenue Growth Multiplier, which is based on the Company’s revenue growth relative to all other North American Class I railroads.

The Compensation Committee believes that the relative weighting of ROIC and OR in the 2016 LTI Plan effectively balances and rewards long-term and short-term business decisions, and effectively aligns the interests of the Company’s shareholders and the Company’s executives. Further adjustment by the Revenue Growth Multiplier appropriately considers the Company’s performance relative to its industry peers.

Executive Transition Incentive Plan.    A key component of the Board of Director’s CEO transition plan was the creation in February 2015 of an incentive plan designed to retain Mr. Starling, who had indicated to the Board his desire to retire. As part of its succession plan, the Board evaluated both internal and external candidates that could replace Mr. Starling as the Company’s CEO, and determined that Mr. Ottensmeyer was the best candidate to fill that role. The Board, however, desired to retain Mr. Starling for up to an additional two years in order to provide time for Mr. Ottensmeyer to gain further operational experience in the role of the Company’s President, and for Mr. Starling to provide mentoring and support to Mr. Ottensmeyer during this time.

The transition incentive plan consisted of a grant of 30,000 performance shares, which vested in 10,000 share increments, contingent upon Mr. Starling’s continued employment on applicable vesting dates and the achievement of performance goals set forth in the award agreement and previously disclosed in the Company’s 2016 proxy statement. The first two increments vested during 2015; however, the performance

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goal associated with the third increment which was scheduled to vest on December 31, 2016 was not achieved, and the 10,000 shares were forfeited.

In February 2017, the Compensation Committee determined that Mr. Starling made significant contributions to the successful CEO transition by continuing his employment with the Company until December 31, 2016, by providing valuable support to Mr. Ottensmeyer, and ensuring that the Company maintained focus during the CEO transition. Accordingly, the Compensation Committee awarded a one-time cash bonus payment to Mr. Starling in the amount of $850,000 in February 2017, which is the final payment under this compensation package. Mr. Starling’s employment with the Company ended on December 31, 2016 and his term on the Board will end at the 2017 Annual Meeting of Stockholders. Pursuant to the Company’s Bylaws, he is not eligible to stand for re-election.

Stock Appreciation Incentive Program.    In 2016, the Compensation Committee established a one-time stock appreciation incentive program heavily focused on aligning the interests of executives with shareholders. This stock appreciation incentive program provides stock awards with vesting contingent on both the Company’s stock achieving certain price targets by the fifth anniversary of the grant date and the executive’s continued employment on the relevant vesting date, the earliest date being January 5, 2018.

This stock appreciation incentive program is designed to retain the Company’s executive talent in light of the ever-present risk of losing executives to larger, higher-paying competitors, and in consideration of the challenging operating environment facing the Company and the entire rail industry.

Changes in Named Executive Officer Positions.    In connection with his promotion to Chief Executive Officer, effective July 1, 2016, Mr. Ottensmeyer received 30,000 shares of restricted stock. The restricted stock vests over three years in 10,000 share increments, contingent on Mr. Ottensmeyer’s continued employment with the Company on applicable vesting dates and growth in earnings per share as defined in the award agreement and discussed in more detail below on page 53. This grant was designed to increase Mr. Ottensmeyer’s compensation to the level commensurate with his new position and is closely aligned with the interests of our shareholders.

In connection with his promotion to Executive Vice President and Chief Operating Officer, effective April 1, 2016, Mr. Jeffrey M. Songer received 8,000 shares of restricted stock. The restricted stock will vest in 2021 contingent on Mr. Songer’s continued employment with the Company. The Committee believes that the role of chief operating officer is a very specialized role that requires a substantial amount of both industry and company-specific knowledge, and it was therefore in the Company’s best interests to design a retention package for Mr. Songer to ensure his long-term employment with the Company.

Named Executive Officers

The following analysis describes the Company’s executive compensation for 2016 for our Named Executive Officers or “NEOs”, who are listed below and in the Summary Compensation Table in this Proxy Statement.

Current Named Executive Officers
Patrick J. Ottensmeyer	President and Chief Executive Officer
Michael W. Upchurch	Executive Vice President and Chief Financial Officer
Jeffrey M. Songer	Executive Vice President and Chief Operating Officer
Brian D. Hancock	Executive Vice President and Chief Marketing Officer
José G. Zozaya	President, General Manager and Executive Representative of KCSM
David L. Starling	Senior Advisor to the Chief Executive Officer

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Mr. Ottensmeyer was appointed Chief Executive Officer effective July 1, 2016. Mr. Starling, who was the Chief Executive Officer, was named as Senior Advisor to the Chief Executive Officer, effective July 1, 2016, and remained an employee of the Company until his retirement on December 31, 2016.

2016 Say-On-Pay Vote on Executive Compensation

At the 2016 Annual Meeting, stockholders representing 63.4% of the votes cast at the meeting voted in favor of the 2015 compensation of the named executive officers. As discussed above under Proposal 4, this approval was lower than in past years and the Company has conducted extensive outreach to its stockholders which resulted in some of the modifications discussed herein and additional disclosure.

Key Features of Executive Compensation Program

The Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that are consistent with market median practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. We define the market as comparably-sized transportation and mature capital intensive companies. Based on the findings of the executive compensation analysis in 2016, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile.

What We Do

We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear financial goals for corporate performance.

We seek to mitigate undue risk, including utilizing caps on potential payments and robust Board and management processes to identify risk.

We have adopted strong share ownership guidelines, which all Named Executive Officers meet.

We reward our executives for long-term growth and therefore measure our performance over a three-year cycle.

We provide only modest perquisites that have a sound benefit to the Company’s business.

We have reasonable post-employment and change in control provisions in our executive employment agreements.

Our equity plans under which awards may be granted generally provide for accelerated vesting of future awards after a change in control only if an employee is also terminated (a double-trigger).

Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.

The Compensation Committee closely monitors any other services provided to the Company by its compensation consulting firm to ensure they don’t create a potential conflict of interest.

Pursuant to the claw back provision in our performance share award agreement, participants who engage in gross misconduct must forfeit outstanding awards and repay awards previously paid.

What We Don’t Do

We do not reprice underwater stock options.

We do not provide tax gross-ups for perquisites.

We do not have excise tax gross-ups other than historical provisions contained in employment agreements entered into prior to 2007.

We prohibit hedging of Company stock by officers, directors and employees.

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Primary Elements of Compensation

The primary elements of our 2016 executive officer compensation package are described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus market and internal equity considerations.
Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.

Long-Term Incentives

Performance Share Awards	To motivate management for long-term financial success.	Three-year performance-based share awards with pre-determined financial goals.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; ultimate award value depends on share price.

Non-Qualified Stock Options	To incent and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Restricted Stock (with market-based targets)	To incent increase in total stockholder return	Performance-based and service-based long-term incentive opportunity with pre-determined stock price appreciation goals.

Other Elements of Compensation

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”).    The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax or post-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We match contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of a maximum of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

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•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2016.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan.

Executive Plan.    In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) the greater of (i) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) or, for those executives without employment agreements, 145% (see the “Summary Compensation Table — Narrative to Summary Compensation Table”) or (ii) the sum of the executive’s base salary earned for the year plus any short-term incentive that was earned during the applicable year, over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in one year restricted stock, issued under our 2008 Stock Option and Performance Plan (the “2008 Plan”) which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date.

Perquisites.    As noted in our Summary Compensation Table, we provide our U.S. Named Executive Officers with certain perquisites consistent with market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our U.S. Named Executive Officers. For Mr. Zozaya and other executives employed by KCSM, we provide perquisites as required by Mexican law and consistent with Mexican customary practice.

We reimburse financial counseling expense for our Named Executive Officers up to a stated limit in accordance with the KCS Financial Planning Reimbursement Policy. The maximum amount of the annual reimbursement under this policy for our CEO is $8,000. The maximum amount of the annual reimbursement under this policy for our other Named Executive Officers is $5,000. We also pay for three years of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF.

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to Mr. Zozaya: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of Ps. 2,433 per month), (4) automotive allocations or use of a leased company car (and maintenance for the leased car), (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy.

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The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided, subject to, with respect to Mr. Zozaya, requirements under Mexican law.

Other Benefits.    For our U.S. employees, we pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 50% coverage for long-term disability and pay premiums for AD&D coverage up to 2  1/2 times the annual salary for each employee up to a maximum of $600,000. For U.S. and Mexico executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible U.S. employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Benefits Provided for KCSM Executives.    We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers based in Mexico may contribute to a savings fund up to 13% of his base salary up to Ps. 2,886.54 monthly, the legal maximum. We make a 2:1 matching contribution to each such Named Executive Officer’s savings fund. In addition, we are required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause. See “Potential Payments Upon Termination of Employment or Change in Control” for a more detailed discussion of these payments.

Change in Control Benefits

Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon a change in control or the occurrence of certain events after a change in control. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•	provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	provide an economic incentive to encourage an acquirer to evaluate whether to retain our executives rather than its own.

Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives.

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Pay Mix

The percentage of a Named Executive Officer’s total compensation resulting from each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element. By design, “at-risk” components (particularly long-term incentives) comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2016, the target pay mix for our Chief Executive Officer (including only the amounts paid to Mr. Ottensmeyer) and all other Named Executive Officers serving on December 31, 2016 (as an average and excluding amounts paid to Mr. Starling) was as follows:

Executive Stock Ownership Guidelines

The Compensation Committee has set stock ownership guidelines for our Named Executive Officers and other members of senior management, which require executives to own shares of Company Common Stock that have a value at least equal to a multiple of their salary as set forth in the following table:

Multiple of Base Salary
Chief Executive Officer	5X
Other Named Executive Officers	3X

The Compensation Committee will periodically review the continued appropriateness of the stock ownership guidelines. Executives are given five years from the date they are first subject to the ownership requirement to meet the required stock ownership thresholds. All stock sales by executives who are not in compliance will be reviewed by the Corporate Secretary and approved by the CEO. If executives have not met this stock ownership requirement within five years, then they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options. Currently, all of our executives met the stock ownership guidelines.

Participants in the Compensation Process

Compensation Committee.    The Compensation Committee, which is responsible for establishing our executive compensation policies and overseeing our executive compensation practices, is composed of three directors. Each of these directors meets the independence requirements of the NYSE, qualifies as an outside director under Section 162(m) of the Code, and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

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Role of Willis Towers Watson, our Compensation Consultant.    For assistance in fulfilling its responsibilities, the Compensation Committee retained Willis Towers Watson as its compensation consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the Compensation Committee in making its executive compensation decisions for 2016. The Compensation Consultant is engaged by and reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules, analyzed whether the work performed raised any conflict of interest, and concluded that the Compensation Consultant is independent and that no conflict of interest exists. The Compensation Consultant’s role in 2016 was to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Committee used Willis Towers Watson as its Compensation Consultant for over 10 years. The Compensation Committee believed it was time to make a change in its compensation consultant, and has engaged Meridian to act as its compensation consultant for 2017 compensation.

In 2016, at the direction of the Compensation Committee, the Compensation Consultant performed an executive compensation market analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. This study was used to inform decisions regarding 2016 programs and grants.

The results of the most recent analysis were discussed with the Compensation Committee in February, 2016. The Compensation Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	base salary;

•	target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	target total cash compensation (salary plus target annual incentive award opportunity);

•	annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

In performing the study, the Company’s executive positions were initially “matched,” based on the Compensation Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Willis Towers Watson’s Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches.

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Peer Group

In connection with this analysis and prior benchmarking analyses, the Compensation Committee with its Compensation Consultant defined the Company’s primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of at least $1 billion, but no more than $5 billion that participate in the Compensation Consultant’s Executive Compensation Database. In 2016, with respect to our U.S. Named Executive Officers, this group was comprised of the following companies, all of which had revenues in 2015 between $1 billion and $5 billion:

•  A.O. Smith

•  AGL Resources

•  Alliant Energy

•  Armstrong World Industries

•  Atmos Energy

•  Boardwalk Pipeline Partners

•  Brady

•  Cabot

•  Carpenter Technology

•  CF Industries

•  Chemtura

•  Cliffs Natural Resources

•  Cloud Peak Energy

•  Crown Castle

•  Cytec Industries

•  Energen

•  EQT Corporation

•  Frontier Communications

•  GATX

•  Harsco

•  Hawaii Gas

•  Herman Miller

•  Hexcel

•  HNI

•  Host Hotels & Resorts

•  ITC Holdings

•  JetBlue Airways

•  Kennametal

•  Magellan Midstream Partners

•  Martin Marietta Materials

•  MeadWestvaco

•  NorthWestern Energy

•  Owens Corning

•  Pinnacle West Capital

•  PNM Resources

•  Portland General Electric

•  Ryder System

•  Scotts Miracle-Gro

•  Southwest Gas

•  Starwood Hotels & Resorts

•  SunCoke Energy

•  TECO Energy

•  Timken

•  TimkenSteel

•  Toro

•  Tronox

•  Tupperware Brands

•  UIL Holdings

•  Vectren

•  Vulcan Materials

•  Westar Energy

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With respect to Mr. Zozaya, this group was comprised of the following companies, all of which had revenues in Mexico in 2015 between $250 million and $2.5 billion:

•  Abbott

•  Alcon

•  American Express

•  Amgen

•  AstraZeneca

•  AXA Group

•  Axtel

•  Banamex Banco

•  Banorte Banco

•  Bayer

•  BBVA Bancomer Banco

•  Becton Dickinson

•  Boehringer Ingelheim

•  Bristol-Myers Squibb

•  British American Tobacco

•  Coca-Cola

•  Colgate-Palmolive

•  Comercial Mexicana

•  Comex

•  Cummins (San Luis Potosi)

•  Delphi

•  DHL Express

•  Eli Lilly

•  Ericsson

•  Estafeta

•  ExxonMobil

•  FCA—Fiat Chrysler Automobiles

•  Femsa

•  Ford

•  General Electric

•  General Motors

•  GEPP

•  GlaxoSmithKline

•  Grupo ICA

•  Grupo Nacional Provincial

•  Grupo Peñafiel

•  Herdez

•  HSBC Banco

•  Janssen Pharmaceuticals

•  Johnson Controls

•  Jose Cuervo

•  Kenworth

•  Liverpool

•  Marcatel

•  Mars

•  Merck Sharp & Dohme

•  MetLife

•  Nestlé

•  Nextel

•  Nissan

•  Novartis

•  Novo Nordisk

•  Palacio de Hierro

•  PepsiCo

•  Pfizer

•  Philip Morris

•  Procter & Gamble

•  RCI

•  Renault

•  Restaurante Brands

•  Robert Bosch Comercial

•  Roche Holding

•  Sandoz

•  Sanofi

•  Santander

•  Scotiabank

•  Servicios Alestra

•  Takeda

•  Techint

•  Telefonica

•  Telmex

•  Toyota Motor Sales

•  Unilever

•  Volkswagen

•  Zurich Insurance Group

Conclusions of Compensation Committee

The results of the study conducted by the Compensation Committee with its Compensation Consultant found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median, although all are below median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile; and (iv) our target long-term incentive award opportunities are below median, and as a result target total direct compensation levels, are, on average, below the U.S. market median and fall between the 25th and 50th percentiles. Results for individual officers varied. For the Named Executive Officers as a group, average competitive positioning for base salary was competitive with the median for the market. The study also found that the Company’s retirement benefits fall within the competitive range, but toward the lower end of this range.

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The conclusion by our Compensation Committee is that, except for long-term incentive compensation, the Named Executive Officers are being compensated at or near market median given their positions and responsibilities. The Compensation Committee is satisfied that the ratio of compensation between the CEO and the other Named Executive Officers is acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

Risk Considerations in our Compensation Program

The Company also engaged Willis Towers Watson to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, the ability of the participants to take actions that could influence the calculation of their awards, the scope of the risks that could be created by actions taken to enhance the amounts payable under the plans, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that its compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for U.S. federal income tax purposes of compensation in excess of $1 million paid to the chief executive officer and the next three highest compensated Named Executive Officers as of the end of the year listed in the Summary Compensation Table, other than the chief financial officer, unless it is “performance-based.” Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as performance-based and therefore deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2016 included base salary, annual cash incentives under the 2016 Annual Incentive Plan, performance share awards, restricted stock and non-qualified stock options. The highest total base salary was within the $1 million limit. The Company’s Annual Incentive Plan document was approved by stockholders in 2016 and is a performance-based plan under Section 162(m) of the code. Restricted shares with time-based vesting requirements awarded under the provisions of the 2008 Plan do not qualify as performance-based compensation under Section 162(m). The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). Restricted shares with performance-based vesting requirements, stock options and performance shares awarded under the provisions of the 1991 Plan and the 2008 Plan are intended to qualify as performance based compensation under Section 162(m) because the awards are earned based on our performance.

The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers are in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee periodically reviews projections of the estimated accounting (pro forma expense) and tax impact of material elements of the executive compensation program.

2016 Compensation Decisions

2016 Salary Adjustments

In May 2016, the Compensation Committee approved a 3% increase in base salary for the Named Executive Officers in the United States and a 4% increase for Mr. Zozaya.

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2016 Short Term Incentive Plan

In February 2016, the Compensation Committee approved the 2016 Annual Incentive Plan (the “2016 AIP”) for our Named Executive Officers. Similar to the AIP in prior years, each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2016 base salary earned in 2016. The target percentage assigned for each performance level depended on the executive’s salary grade and is set forth in the following table:

	Percentage of Base Salary
Current Officers	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Ottensmeyer(1)	50%	100%	200%
Mr. Upchurch	30%	60%	120%
Mr. Songer(2)	30%	60%	120%
Mr. Hancock	30%	60%	120%
Mr. Zozaya	30%	60%	120%
Mr. Starling	50%	100%	200%

(1)	In connection with Mr. Ottensmeyer’s promotion to CEO, the percentage payouts for him under the 2016 AIP were adjusted, effective July 1, 2016. His current AIP percentage payouts are reflected in the above table.

(2)	In connection with Mr. Songer’s promotion to Chief Operating Officer, the percentage payouts for him under the 2016 AIP were adjusted effective April 1, 2016. His current AIP percentage payouts are reflected in the above table.

Following are the 2016 OR incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

Performance Level	Consolidated Operating Ratio	Percentage Payout at Total Incentive Target
Threshold	68.9%	0%
Target	66.4%-65.9%	100%
Maximum	65.4%	200%

OR is defined as the Company’s consolidated operating ratio with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2016 long range plan, (b) impacts to fuel surcharge revenue and fuel expense for changes in fuel-related indices from the indices assumed in the Company’s 2016 long range plan, (c) lease termination costs recognized as a separate line item within operating expenses in the consolidated statement of income, (d) changes in accounting principles, and (e) other special one-time adjustments included in Adjusted Operating Ratio as reported by the Company which are not already included in the preceding points. For the year ended December 31, 2016, our OR was 64.78%. As a result of this, the Named Executive Officers each earned a 2016 AIP payout of 200% of the target amount. See the Summary Compensation Table for actual amounts paid. Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding our executives.

2016 Long-Term Incentive Program

The Company has enjoyed tremendous support of its long-term incentive pay practices, and therefore the Compensation Committee agreed that the 2016 LTI Program should continue to:

•	Drive sustained improvement in our operating performance;

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•	Communicate strong performance focus to the external market;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

The 2016 LTI Program was approved in February 2016. The mix of awards was as follows:

2016 Long-Term Incentive Mix

The following awards were granted to the Company’s Named Executive Officers for the 2016 LTI Program:

Current Officers	Number of Target Performance Shares Granted Under the 2016 LTI Program	Number of Non-Incentive Stock Options Granted Under the 2016 LTI Program	Number of Shares of Restricted Stock Granted Under the 2016 LTI Program
Patrick J. Ottensmeyer	7,291	13,120	3,645
Michael W. Upchurch	3,875	6,973	1,937
Jeffrey M. Songer	2,140	3,851	1,070
Brian D. Hancock	3,875	6,973	1,937
José G. Zozaya	2,763	4,972	1,381
David L. Starling	17,604	31,680	8,802

Performance Shares:    Under the 2016 LTI Program, a three-year performance share award was granted. The performance metrics for earning the performance shares awarded under the 2016 LTI Program were determined by setting performance goals of ROIC and OR (defined the same as in the 2016 AIP) for each year of the three-year performance period. The average of the results for each year as measured against these performance goals at the end of the three-year performance period will then determine a preliminary payout percentage. Because a key part of the Company’s strategy is to have superior revenue growth in the industry, the Compensation Committee added an additional element to the 2016 LTI Program. The preliminary payout percentage resulting from the achievement of the OR and ROIC goals will be further

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adjusted based on the Company’s relative revenue growth compared to the other Class I railroads as set forth in the following table:

Rank	Adjustment to Payout Percentage
1st	+40%
2nd	+20%
2nd to last place	-10%
Last place	-20%
Any other ranking	No adjustment

The preliminary payout percentage, together with any adjustment for the Company’s relative revenue growth during the performance period, will then be multiplied by the total number of shares awarded at target to determine the number of performance shares earned. The Compensation Committee decided this was an appropriate manner to determine the shares earned, and believed this best aligned executives’ long-term incentive compensation with our multi-year business plan as well as with the interests of our stockholders.

Management may earn between 0% and 200% of the target performance share award by meeting or exceeding the performance criteria set for the three-year period. The performance criteria for the three year plan were set at the February 2016 meeting of the Compensation Committee. The performance shares earned, if any, will vest at the end of the three year period, on the later of (i) February 22, 2019 or (ii) the date the Compensation Committee certifies that the Performance Goals for the three-year Performance Period are (or are not) satisfied.

The Compensation Committee determined to use the Company’s ROIC and OR as the performance metrics for the performance shares under the 2016 LTI Program, weighted 75% and 25%, respectively. The Compensation Committee believes that ROIC allows it to not only assess the Named Executive Officers’ performance with respect to our earnings, but also allows the Compensation Committee to measure the efficiency of management in stewarding our capital base and determine the success of management in making long-term capital investment decisions to improve our financial and operating performance. ROIC provides the Compensation Committee a measurement that can hold management accountable for earning a return in excess of our cost of capital.

For this purpose, ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the Company’s invested capital where (i) NOPAT is the sum of the Company’s net income, interest expense and interest on the present value of the Company’s operating leases (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) lease termination costs reported as a separate line item within operating expenses in the consolidated statement of income, (b) debt retirement costs reported as a separate line item in the consolidated statement of income, (c) foreign exchange gains/losses reported as a separate line item in the consolidated statement of income, (d) the foreign exchange impact on the Company’s income tax expense, (e) the impacts of changes in statutory income tax rates and laws on the Company’s income tax expense, (f) the impacts of changes in accounting principles, and (g) other special one-time adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company which are not already included in the preceding points; and (ii) invested capital is the sum of the Company’s average equity balance, average debt balance and the present value of the Company’s operating leases, with further adjustments to eliminate the average equity impacts of (a) changes in accounting principles, and (b) incremental debt incurred after January 1, 2016 for lease conversions. Incremental debt is defined as debt incurred to finance the purchase of equipment under existing operating leases and the purchase of replacement equipment as operating leases expire, reduced by the present value of the related operating leases.

The Compensation Committee determined to use OR as the other performance metric believing it to be a solid indicator of the Company’s financial performance and profitability. The Compensation Committee

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recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors, and ensures a balance between growth in revenue and continuation of acceptable profit margins.

Following are the performance levels for the 2016 LTI Program*:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
2016
Threshold	6.2%	68.9%	0%
Target	8.0%-8.4%	66.4%-65.9%	100%
Maximum	8.8%	65.4%	200%
2017
Threshold	6.6%	67.5%	0%
Target	8.4%-8.9%	65.0%-64.5%	100%
Maximum	9.3%	64.0%	200%
2018
Threshold	7.1%	66.0%	0%
Target	8.9%-9.6%	63.5%-63.0%	100%
Maximum	10.0%	62.5%	200%

* These performance levels should not be viewed as predictions or estimates of future performance and the actual achievement of these levels is subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements”, “risk factors” or similar headings in our quarterly and annual reports filed with the SEC. The Compensation Committee establishes these levels solely to help it align pay with performance. The levels are not intended to provide investors or any other party with guidance about our future financial performance or operating results.

For the year ended December 31, 2016, our ROIC was 8.64%. Our OR was 64.78%. These results will be combined with the results of 2017 and 2018 to determine the average results of the three-year performance period that will be used to determine the number of performance shares earned under the 2016 LTI Program.

Restricted Stock:    In addition to the performance share component of the 2016 LTI Program, the Compensation Committee determined it appropriate that 25% of the award be in the form of time-based, cliff vesting, restricted stock of the Company for purposes of acting as a management retention tool during the three-year term of the program. The restricted stock awarded under the 2016 LTI Program does not vest until February 22, 2019.

Options:    The other 25% of the award is in the form of time-based non-qualified stock options under the 2016 LTI Program, which provides a high degree of alignment between management and stockholders. The options become vested and exercisable in equal installments on February 19, 2017, February 19, 2018 and February 19, 2019, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The restricted stock, stock options and performance shares granted to the Named Executive Officers were awarded under the Company’s 2008 Plan. The purpose of the 2008 Plan is to allow officers, directors, employees and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2008 Plan was approved by the stockholders of the Company on October 7, 2008. In 2013, stockholders re-approved the material terms of the performance measures under the 2008 Plan for the payment of performance-based awards granted under the 2008 Plan. The equity awards described in the Non-Management Director Compensation Table and Summary Compensation Table were also awarded under the 2008 Plan.

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2016 Stock Appreciation Incentive Program

To provide a further incentive to management to increase our stock price and return to our stockholders, the Compensation Committee approved a stock appreciation incentive program for 2016 (“2016 SAIP”), which was comprised of a one-time grant of restricted stock to the Named Executive Officers and other senior executives. Each of the restricted stock awards was designed to vest in three tranches for each 10% compounded increase in our stock price from $76.49, the 20 trading day volume weighted average price (“VWAP”) of our Common Stock as of February 18, 2016, the last trading day before the grant date of the awards. In order to vest, the VWAP of our stock for any twenty consecutive trading days must reach certain levels. If a target share price goal is met on or prior to December 31, 2017, then a portion of the restricted shares shall vest, and shall no longer be subject to restrictions, on January 5, 2018. If a target share price goal is met on or after January 1, 2018 but prior to the fifth anniversary of the grant date, then a portion of the restricted shares shall vest, and shall no longer be subject to restrictions, upon the second Friday immediately following the date the target share price is achieved. If a target share price goal is not met prior to the 5th anniversary of the grant date, then the portion of the restricted shares with respect to which such goal was not met shall be forfeited, and all rights to and interest in such forfeited restricted shares will terminate. Unless retirement eligible, participants must be employed on the vesting date.

The awards under the 2016 SAIP will vest as follows:

Portion of Restricted Stock That Becomes Vested	Target Share Price Goal*
1/3 of Total Shares Awarded	$84.14
1/3 of Total Shares Awarded	$91.79
1/3 of Total Shares Awarded	$99.44

*	20 trading day volume weighted average price

The following awards were granted to our Named Executive Officers under the 2016 SAIP:

Name	Number of Shares of Restricted Stock Granted Under the 2016 SAIP
Patrick J. Ottensmeyer	7,291
Michael W. Upchurch	3,881
Jeffrey M. Songer	2,140
Brian D. Hancock	3,881
Jose D. Zozaya	3,881
David L. Starling	17,604

The first target share price goal was met on March 18, 2016 and the second target share price goal was met on April 28, 2016. The Restricted Shares related to each of these two goals will vest on January 5, 2018.

Performance Grant to Mr. Ottensmeyer

In connection with his promotion to President and Chief Executive Officer of the Company, the Compensation Committee awarded to Mr. Ottensmeyer a grant of 30,000 shares of restricted stock. The vesting of the restricted stock is based on the achievement of annual or cumulative adjusted diluted earnings per share (“Adjusted EPS”) growth goals that are challenging but within the realm of achievement. Adjusted EPS is defined as diluted earnings as reported by the Company excluding lease termination costs, debt retirement and exchange costs, the impacts of foreign exchange rate fluctuations, the impacts of changes in accounting principles, and other special one-time adjustments.

The annual Adjusted EPS goals are measured by comparing the Adjusted EPS for the one-year period of July 1 through June 30 against the immediately preceding one-year period of July 1 through June 30. The

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base period for the initial comparison is July 1, 2016 through June 30, 2017. The shares may vest in tranches of 10,000 shares each year during the first three years provided the annual Adjusted EPS growth goal of 10% per twelve-month measurement period over the prior twelve-month measurement period is satisfied. Any shares that do not vest in any particular year may vest in a later year provided the cumulative Adjusted EPS growth goal over the base period earnings per share is satisfied in such later year. The cumulative Adjusted EPS goal is a 21% growth from the base year through 2018, and a 33.1% growth from the base year for each subsequent year through 2021. Mr. Ottensmeyer has until June 30, 2021 to vest in all shares that have not previously vested by achieving the five-year cumulative Adjusted EPS growth goal over the base period Adjusted EPS by this date.

Compensation Committee Report

The Compensation Committee has received and discussed with management the disclosures contained in the “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Rodney E. Slater, Chairman

Robert J. Druten

David-Garza Santos

This Compensation Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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Executive Compensation

Summary Compensation Table

The following table and narrative disclose compensation earned in 2016 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Patrick J. Ottensmeyer,	2016	$727,515	$0	$4,202,326	$301,498	$618,984	$23,231	$5,873,554
President and Chief Executive Officer	2015	$576,868	$91,609	$1,952,675	$234,501	$205,131	$20,514	$3,081,298
	2014	$447,772	$201,175	$508,748	$148,490	$537,327	$14,836	$1,858,348

Michael W. Upchurch,	2016	$454,615	$0	$803,783	$160,240	$272,769	$50,380	$1,741,787
Executive Vice President and Chief Financial Officer	2015	$445,701	$91,609	$550,204	$154,592	$139,059	$31,686	$1,412,851
	2014	$432,720	$201,175	$489,808	$148,490	$519,264	$46,502	$1,837,959

Jeffrey M. Songer(5)	2016	$419,630	$0	$1,122,169	$88,496	$241,345	$18,832	$1,890,472
Executive Vice President
And Chief Operating Officer

Brian D. Hancock(5)	2016	$403,770	$0	$757,135	$160,240	$242,262	$23,432	$1,586,839
Executive Vice President	2015	$188,406	$0	$974,700	$0	$58,783	$174,952	$1,396,841
and Chief Marketing Officer

José G. Zozaya,	2016	$297,611	$0	$618,100	$114,257	$178,566	$199,838	$1,408,372
President and Executive Representative of KCSM(4)	2015	$348,129	$100,172	$463,675	$154,592	$108,616	$235,594	$1,410,778
	2014	$380,986	$203,123	$445,519	$148,490	$457,183	$413,329	$2,048,630

David L. Starling(6)	2016	$918,000	$0	$3,596,751	$728,006	$918,000	$190,554	$6,351,311
Chief Executive Officer	2015	$900,000	$326,669	$5,529,963	$551,195	$468,000	$124,683	$7,900,510
through June 30, 2016	2014	$875,500	$705,245	$1,744,103	$530,019	$1,751,000	$79,732	$5,685,599

(1)	This column presents the aggregate grant date fair value of stock awards made in 2016, 2015 or 2014, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. The amount for 2016 reflects (a) the grant date fair value for time vested stock awards under our Executive Plan and the 2016 LTI Program, (b) the grant date fair value using the highest level of probable outcome for restricted awards with a performance condition made pursuant to the 2016 SAIP and Mr. Ottensmeyer’s promotion, and (c) the probable outcome at grant date for the performance share grant made pursuant to the 2016 LTI Program. This column also includes one-time awards made to Mr. Ottensmeyer, as described on page 53. See Compensation Discussion and Analysis above for more detail on these awards, the Executive Plan, the 2016 LTI Programs, and the 2016 SAIP, and the Grants of Plan-Based Awards table for the value for each grant. The value of the 2016 performance shares awards, assuming the highest level of performance achieved, would be, respectively, as follows: Mr. Ottensmeyer — $1,206,077; Mr. Upchurch — $641,003; Mr. Songer — $353,999; Mr. Hancock — $641,003; Mr. Zozaya — $457,055; and Mr. Starling — $2,912,054.
(2)	This column presents the aggregate grant date fair value of option awards made in 2016, 2015 or 2014, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

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(3)	“All Other Compensation” for the Named Executive Officers consists of:

Name		KCS 401(K) Plan Matching Contributions ($)(a)	Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)		Total ($)
Ottensmeyer	2016	$13,250	$720	$150	$312	$4,600	$4,199	$0		$23,231
	2015	$13,250	$1,380	$180	$276	$0	$5,428	$0		$20,514
	2014	$13,000	$1,380	$180	$276	$0	$0	$0		$14,836
Upchurch	2016	$13,250	$720	$150	$312	$30,000	$5,000	$948		$50,380
	2015	$13,250	$1,380	$180	$276	$10,600	$5,000	$1,000		$31,686
	2014	$13,000	$1,380	$180	$276	$26,666	$5,000	$0		$46,502
Songer	2016	$13,250	$720	$150	$312	$2,000	$1,950	$450		$18,832
Hancock	2016	$13,250	$720	$150	$312	$9,000	$0	$0		$23,432
	2015	$9,420	$645	$84	$129	$4,000	$0	$160,674	(d)	$174,952
Zozaya	2016	N/A	$8,479	$0	$0	$0	$14,420	$176,939	(e)	$199,838
	2015	N/A	$13,560	$0	$0	$0	$9,022	$213,012	(e)	$235,594
	2014	N/A	$8,862	$0	$0	$0	$0	$404,467	(e)	$413,329
Starling	2016	$13,250	$720	$150	$312	$30,000	$8,000	$138,122	(f)	$190,554
	2015	$13,250	$1,380	$180	$138	$27,000	$8,000	$74,735	(f)	$124,683
	2014	$13,000	$1,380	$180	$138	$30,000	$8,000	$27,034	(f)	$79,732

(a)	Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions which do not exceed 5% of his or her compensation. For 2016, the maximum match was $13,250.
(b)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.
(c)	For U.S. executives, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive). For all executives, we provide an annual physical exam through our medical plan. All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. Personal use of the company’s aircraft by our Chief Executive Officer is calculated as the incremental cost to the Company of such use.
(d)	“Other” for Mr. Hancock in 2015 includes $160,674 in relocation expenses.
(e)	“Other” for Mr. Zozaya consists of the payments set forth in the following table, payment of which is consistent with Mexican law and perquisite practices.

	Christmas Bonus ($)	Vacation Premium ($)	Food Stipends ($)	Auto Maintenance and Gasoline ($)	Leased Vehicles ($)	Vehicle Bonus ($)	Savings Fund ($)	Social Security ($)	Personal Security ($)	Spouse Airfare for Company Events ($)	Total ($)
2016	$25,123	$6,442	$1,397	$1,965	$0	$9,189	$3,353	$777	$120,452	$8,241	$176,939
2015	$29,011	$6,769	$1,486	$2,366	$0	$25,443	$3,888	$844	$139,943	$3,262	$213,012
2014	$32,301	$7,537	$1,667	$2,595	$0	$27,202	$2,161	$1,219	$325,597	$4,188	$404,467

(f)	“Other” for Mr. Starling in 2016 includes $645 for airfare for his spouse to accompany him on business, $89,135 for unused vacation and $48,342 for his personal use of the Company’s aircraft, which is based on the incremental cost to the Company. 2015 includes $74,735 for Mr. Starling’s personal use of the Company’s aircraft, which is based on the incremental cost to the Company. 2014 includes $1,304 for airfare for his spouse to accompany him and $25,730 for his personal use of aircraft.

(4)

All amounts of Mr. Zozaya’s compensation (other than the aggregate grant date fair value for stock and option awards) are paid to Mr. Zozaya in Mexican Pesos. The 2016 amounts reported on this table were converted from Mexican pesos at a conversion rate of $20.6640 Mexican Pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2016. The 2015 amounts reported on this

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table were converted from Mexican pesos at a conversion rate of $17.2065 Mexican Pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2015. The 2014 amounts reported on this table were converted from Mexican pesos at a conversion rate of 14.718 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2014.
(5)	Mr. Songer was a Named Executive Officer for the first time in 2016. Mr. Hancock became a Named Executive Officer in 2015.
(6)	Mr. Starling was Chief Executive Officer until July 1, 2016. He remained as an employee until December 31, 2016.

Narrative to Summary Compensation Table

Employment Agreements.    Each of the Named Executive Officers is a party to an employment agreement.

Pursuant to their respective employment agreements, Messrs. Starling, Upchurch, Zozaya, Ottensmeyer, Songer, and Hancock receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Starling, Upchurch, Zozaya, Ottensmeyer, Songer, and Hancock are eligible to participate in benefit plans or programs generally available to management employees of KCSR or KCSM, as applicable. Each of the employment agreements of Messrs. Starling, Ottensmeyer, Upchurch, and Hancock provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to the Named Executive Officer as follows: 175% for Ottensmeyer and Starling; 145% for Mr. Upchurch; 145% for Mr. Songer, and 145% for Mr. Hancock.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.    We have entered into indemnification agreements with our KCS officers and directors. Each of our U.S. Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

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Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2016 grants of annual incentive awards, equity incentive plan awards, restricted shares, and stock options.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(8)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Patrick J. Ottensmeyer	N/A	$309,492	$618,984	$1,237,968
	02/19/2016				0	7,291	(2)	14,582	(2)					$603,039
	02/19/2016									3,645	(3)			$301,478
	02/19/2016									1,126	(4)			$93,131
	02/19/2016					7,291	(5)							$603,039
	02/19/2016											13,120	$82.71	$301,498
	07/01/2016					30,000	(6)							$2,687,400
Michael W. Upchurch	N/A	$136,385	$272,769	$545,539
	02/19/2019				0	3,875	(2)	7,750	(2)					$320,501
	02/19/2016									1,937	(3)			$160,209
	02/19/2016									577	(4)			$47,724
	02/19/2016					3,881	(5)							$320,998
	02/19/2016											6,973	$82.71	$160,240
Jeffrey M. Songer	N/A	$120,672	$241,345	$482,689
	02/19/2016				0	2,140	(2)	4,280	(2)					$176,999
	02/19/2016									1,070	(3)			$88,500
	02/19/2016									221	(4)			$18,279
	02/19/2016					2,140	(5)							$176,999
	02/19/2016											3,851	$82.71	$88,496
	04/01/2016									8,000	(7)			$686,560
Brian D. Hancock	N/A	$121,131	$242,262	$484,524
	02/19/2016				0	3,875	(2)	7,750	(2)					$320,501
	02/19/2016									1,937	(3)			$160,209
	02/19/2016									13	(4)			$1,075
	02/19/2016					3,881	(5)							$320,998
	02/19/2016											6,973	$82.71	$160,240
José G. Zozaya(9)	N/A	$89,283	$178,566	$357,133
	02/19/2016				0	2,763	(2)	5,526	(2)					$228,528
	02/19/2016									1,381	(3)			$114,223
	02/19/2016					3,881	(5)							$320,998
	02/19/2016											4,972	$82.71	$114,257
David L. Starling	N/A	$459,000	$918,000	$1,836,000
	02/19/2016				0	17,604	(2)	35,208	(2)					$1,456,027
	02/19/2016									8,802	(3)			$728,013
	02/19/2016									1,980	(4)			$163,766
	02/19/2016					17,604	(5)							$1,456,027
	02/19/2016											31,680	$82.71	$728,006

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2016 AIP. Actual amounts paid for 2016 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)

These amounts represent the threshold, target and maximum amounts that could have been earned for the performance share awards made under our 2016 LTI Program. See Compensation Discussion and Analysis for additional details of the 2016 LTI Program, including the performance goals. The amounts

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in the grant date fair value column represent the probable outcome at grant date of the performance goals for the 2016 LTI Program.
(3)	This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our 2016 LTI Program. The shares vest in full three years after the grant date. For participants that are retirement eligible, 1/3 of the shares become non-forfeitable in three annual installments beginning one year from the grant date; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer, Mr. Zozaya and Mr. Starling are retirement eligible and Mr. Upchurch will become retirement eligible during the vesting period.
(4)	This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our Executive Plan. The shares vest in full one year after the grant date. For participants that are retirement eligible, the shares become non-forfeitable immediately; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer and Mr. Starling are retirement eligible.
(5)	This amount represents restricted stock awards granted pursuant to the 2016 SAIP. See Compensation Discussion and Analysis for additional details of the 2016 SAIP, including the performance goals. The amount in the grant date fair value column represents the highest level of probable outcome of the performance conditions.
(6)	This amount represents a one-time retention award of restricted shares that was granted to Mr. Ottensmeyer on July 1, 2016. The vesting of these shares is contingent on the satisfaction of certain performance conditions as explained in the Compensation Discussion and Analysis under the section entitled “Performance Grant to Mr. Ottensmeyer.” The amount in the grant date fair value column represents the highest level of probable outcome of the performance conditions.
(7)	This amount represents a one-time retention award of restricted shares that was granted to Mr. Songer on April 1, 2016. These shares will vest in full five years after the grant date.
(8)	The amounts in this column reflect non-qualified stock options granted under the 2008 Plan pursuant to our 2016 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.
(9)	Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of $20.664 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2016.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patrick J. Ottensmeyer	6,850	—	$35.41	02/29/20
	6,950	—	$52.62	02/22/21
	4,690	—	$66.99	02/21/22
	3,666	—	$97.77	02/20/23
	2,584	1,292	$94.23	02/19/24
	1,884	3,768	$119.35	02/17/25
	—	13,120	$82.71	02/18/26
					16,632	$1,411,225
							16,547	(4)	$1,404,013
							2,430	(5)	$206,186
							30,000	(6)	$2,545,500
Michael W. Upchurch	2,316	—	$52.62	02/22/21
	3,126	—	$66.99	02/21/22
	3,666	—	$97.77	02/20/23
	2,584	1,292	$94.23	02/19/24
	1,242	2,484	$119.35	02/17/25
	—	6,973	$82.71	02/18/26
					11,125	$943,956
							9,045	(4)	$767,468
							1,293	(5)	$109,711
Jeffrey M. Songer	393	—	$97.77	02/20/23
	274	137	$94.23	02/19/24
	550	1,099	$119.35	02/17/25
	—	3,851	$82.71	02/18/26
					21,792	$1,849,051
							4,853	(4)	$411,777
							713	(5)	$60,498
Brian D. Hancock	—	6,973	$82.71	02/18/26
					14,538	$1,233,549
							7,750	(4)	$657,588
							1,293	(5)	$109,711
José G. Zozaya	13,700	—	$35.41	02/29/20
	6,950	—	$52.62	02/22/21
	4,690	—	$66.99	02/21/22
	3,666	—	$97.77	02/20/23
	2,584	1,292	$94.23	02/19/24
	1,242	2,484	$119.35	02/17/25
	—	4,972	$82.71	02/18/26
					5,921	$502,397
							6,821	(4)	$578,762
							1,293	(5)	$109,711
David L. Starling	3,880	—	$51.55	07/29/18
	20,600	—	$35.41	02/29/20
	21,900	—	$52.62	02/22/21
	16,447	—	$66.99	02/21/22
	13,068	—	$97.77	02/20/23
	9,224	4,611	$94.23	02/19/24
	4,429	8,856	$119.35	02/17/25
	—	31,680	$82.71	02/18/26
					25,004	$2,121,589
							39,826	(4)	$3,379,236
							5,868	(5)	$497,900

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(1)	The vesting dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the retirement, death or disability of a Named Executive Officer.

Exercisable Date	Ottensmeyer	Upchurch	Songer	Hancock	Zozaya	Starling
11/19/2010	2,283	—	—	—	4,567	6,867
12/08/2010	2,284	—	—	—	4,567	6,867
01/07/2011	2,283	—	—	—	4,566	6,866
02/23/2012	2,317	—	—	—	2,317	7,300
02/22/2013	1,564	—	—	—	1,564	5,483
02/23/2013	2,317	—	—	—	2,317	7,300
07/30/2013	—	—	—	—	—	3,880
02/21/2014	1,222	1,222	131	—	1,222	4,356
02/22/2014	1,563	1,563	—	—	1,563	5,482
02/23/2014	2,316	2,316	—	—	2,316	7,300
02/20/2015	1,292	1,292	137	—	1,292	4,612
02/21/2015	1,222	1,222	131	—	1,222	4,356
02/22/2015	1,563	1,563	—	—	1,563	5,482
02/18/2016	1,884	1,242	550	—	1,242	4,429
02/20/2016	1,292	1,292	137	—	1,292	4,612
02/21/2016	1,222	1,222	131	—	1,222	4,356
02/18/2017	1,884	1,242	550	—	1,242	4,428
02/19/2017	4,374	2,325	1,284	2,325	1,658	10,560
02/20/2017	1,292	1,292	137	—	1,292	4,611
02/18/2018	1,884	1,242	549	—	1,242	4,428
02/19/2018	4,373	2,324	1,284	2,324	1,657	10,560
02/19/2019	4,373	2,324	1,283	2,324	1,657	10,560

(2)	The vesting dates of the restricted and performance shares listed in this column are shown in the following table.

Vest Date	Ottensmeyer	Upchurch	Songer	Hancock	Zozaya	Starling
02/10/2017	—	577	221	13	—	—
02/24/2017(a)	655	—	—	—	432	1,539
02/24/2017(c)	1,215	—	—	—	461	2,934
02/28/2017	3,677	4,728	501	—	3,677	13,124
03/31/2017(b)	2,000	—	—	—	—	—
08/31/2017	—	—	5,000	—	—	—
01/05/2018	—	2,588	1,427	2,588	—	—
02/23/2018	655	1,295	573	—	431	1,539
02/23/2018(c)	1,215	—	—	—	460	2,934
03/30/2018(b)	2,000	—	—	—	—	—
03/30/2018(c)	—	1,292	—	—	—	—
02/22/2019	1,215	645	1,070	1,937	460	2,934
03/29/2019(b)	2,000	—	—	—	—	—
08/30/2019	—	—	5,000	—	—	—
03/13/2020	2,000	—	—	—	—	—
08/14/2020	—	—	—	10,000	—	—
04/09/2021	—	—	8,000	—	—	—
(a)	These shares remain subject to sale and transfer restrictions until February 23, 2018.
(b)	These shares remain subject to sale and transfer restrictions until March 13, 2020.
(c)	These shares remain subject to sale and transfer restrictions until February 22, 2019.

(3)	The amounts in these columns were calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2016, the last trading day in 2016, which was $84.85, by the number of shares of stock that have not vested.
(4)	This amount reflects the threshold performance shares for the performance shares granted pursuant to the 2015 LTI and the maximum performance shares for the performance shares granted pursuant to

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the 2016 LTI Program, in each case which may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance period ending December 31, 2017 and December 31, 2018, respectively. See Compensation Discussion and Analysis for more information on the 2016 LTI Program. For information on the 2015 LTI Program, see the Compensation Discussion and Analysis in the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on April 6, 2016. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 23, 2018 for the 2015 LTI Program and February 22, 2019 for the 2016 LTI Program or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.
(5)	If the target Share price goal is met on or prior to December 31, 2017, then these Restricted Shares granted under the 2016 SAIP shall vest, and shall no longer be subject to restrictions, on January 5, 2018. If the target Share price goal is met on or after January 1, 2018 but prior to the 5th anniversary of the Grant Date, then these Restricted Shares shall vest, and shall no longer be subject to restrictions, upon the second Friday immediately following the date the target Share Price is achieved. If the target Share price goal is not met prior to the 5th anniversary of the Grant Date, then these Restricted Shares shall be forfeited, and all rights to and interest in such forfeited Restricted Shares will terminate.
(6)	This amount represents a one-time retention award of restricted shares that was granted to Mr. Ottensmeyer on July 1, 2016. The vesting of these shares is contingent on the satisfaction of certain performance conditions as explained in the Compensation Discussion and Analysis under the section entitled “Performance Grant to Mr. Ottensmeyer.”

Option Exercises and Stock Vested

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Patrick J. Ottensmeyer	—	—	14,498	(2)	$1,277,213
Michael W. Upchurch	—	—	4,770		$395,713
Jeffrey M. Songer	—	—	569		$46,887
Brian D. Hancock	—	—	—		—
José G. Zozaya	—	—	8,116	(3)	$725,701
David L. Starling	—	—	47,982	(4)	$4,157,026

(1)	The amounts in these columns were calculated by multiplying the number of shares of stock by the fair market value of our Common Stock on the NYSE on the exercise/vesting date, or if the market was not open on such date, the fair market value of our Common Stock on the NYSE on the next preceding trading date and for options subtracting the exercise price multiplied by the number of shares. For awards granted prior to November 1, 2008, the fair market value was calculated by averaging the high and low stock price. For awards granted after November 1, 2008, the fair market value equaled the closing price.
(2)	9,693 of these shares became non-forfeitable due to the fact that Mr. Ottensmeyer meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.
(3)	4,071 of these shares became non-forfeitable due to the fact that Mr. Zozaya meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.
(4)	17,131 of these shares became non-forfeitable due to the fact that Mr. Starling meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

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Potential Payments Upon Termination Of Employment or Change in Control

As described above in the section titled “Narrative to the Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement. Each agreement provides certain benefits in the event of the termination of the U.S. Named Executive Officer’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control plays an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with our Named Executive Officers. These agreements may only be amended with the consent of the U.S. Named Executive Officer.

Severance Benefits Other than After a Change in Control

U.S. Named Executive Officers.    Each of Messrs. Starling’s, Upchurch’s, Ottensmeyer’s, Songer’s and Hancock’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in equal installments over a twelve-month period at the rate in effect immediately prior to the termination of his employment. Additionally, each is entitled to a continuation of health and life insurance costs for twelve months. After termination of employment without cause for any reason other than a change in control, death, disability or retirement, the U.S. Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of the U.S. Named Executive Officers has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the U.S. Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each U.S. Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (other than in the event of a change in control, with respect to Messrs. Ottensmeyer, Songer, and Hancock). They have also agreed for a period of one year following the date of termination (other than in the event of a change in control with respect to Messrs. Ottensmeyer, and Hancock) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the U.S. Named Executive Officer had any contact or association or who was under the U.S. Named Executive Officer’s supervision, or the identity of whom was learned by the U.S. Named Executive Officer as a result of his employment with the Company, whether or not solicited by the U.S. Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

None of the U.S. Named Executive Officers is eligible to receive payments or benefits upon a voluntary termination of employment or a termination of employment for cause.

Mr. Zozaya.    For 2016, Mr. Zozaya is the only Named Executive Officer employed in Mexico. We are required under Mexican law to provide certain termination benefits to all employees employed in Mexico, including any Named Executive Officers. We have provided additional termination benefits to Mr. Zozaya, as described below, in order to remain competitive with benefits offered in the local country market, as well as to facilitate our retention and recruitment efforts.

Upon a termination of employment without cause, Mr. Zozaya is entitled under Mexican law to a severance payment equal to a minimum of ninety days’ integrated salary (consisting of base salary plus

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benefits), plus an additional payment equal to twenty days’ integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2016, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps. 17,529.60 per year for each year of service for KCSM (which if converted at a conversion rate of 20.6640 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2016, would equal $848.32 per year).

If Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation days, vacation premium, food stipend and savings plan balance. The Christmas bonus is paid on a pro rata calendar year basis, while the vacation premium is paid on an annual pro rata basis that commences on each anniversary of the employee’s seniority date. Because the food stipend is paid to Mr. Zozaya on a monthly basis, he is only eligible to receive a pro rata payment of the amount earned but not paid in the month of termination. Finally, Mr. Zozaya would receive a payment equal to the account balance of his savings plan, including all amounts contributed to the plan by the Company.

Mr. Zozaya is not eligible to receive payments upon a voluntary termination of employment or a termination of employment for cause, other than the payment of the earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance, as each is described in the immediately preceding paragraph.

Severance Benefits Following a Change in Control

Summary of Benefits.    In the event of a termination of employment by the Company without “cause” in the case of our U.S. Named Executives Officers, or without “just cause” in the case of Mr. Zozaya, or a resignation by a U.S. Named Executive Officer for “good reason” (as defined below), or a resignation for “unjust causes” in the case of Mr. Zozaya, within a two-year period after a change in control, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance (paid in a lump sum, less any amounts paid over 12 months as described above for a termination without cause)	• Starling: Salary x 2 x 1.75
• Upchurch: Salary x 2 x 1.60
• Ottensmeyer: Salary x 2 x 1.75 • Songer: Salary x 2 x 1.60
• Hancock: Salary x 2 x 1.60 • Zozaya: Salary x 2 x 1.00 (subject to adjustment as described below)
Unvested Equity Awards	• Become immediately vested.
Health and Welfare Benefits	• Medical, prescription and dental continue for all other U.S. Named Executive Officers for one year at the rate that would be charged to an active employee with similar coverage.

Termination Provisions of Employment Agreements of U.S. Named Executive Officers

Definition of “cause” and “good reason.”    The employment agreements of Messrs. Starling, Upchurch, Ottensmeyer, Songer, and Hancock generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

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•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the U.S. Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than twelve months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the U.S. Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	a material change in the geographic location where he performs his services;

•	a material diminution in compensation; or

•	any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events.    The employment agreements of the U.S. Named Executive Officers generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•	a majority of the members of the Company’s Board is replaced during any twelve-month period with directors whose appointment or election was not endorsed by a majority of the members of the Company’s Board, in office immediately prior to the date of such appointment or election; or

•	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve- month period ending on the date of the most recent acquisition by such person or group ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•	any person or group has acquired during a twelve-month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Termination Provisions of Mr. Zozaya’s Employment Agreement

Summary of Benefits.    Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM

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without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two and less (iii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) if applicable, Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

In addition to the above, if Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance as described above in the description of his severance benefits other than after a change in control.

Definition of “just cause” and “with cause.”    The employment agreement of Mr. Zozaya generally defines “just cause” or “with cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “unjust cause” or “without just cause.”    The employment agreement of Mr. Zozaya generally defines “unjust cause” or “without just cause” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•	KCSM requiring the executive to perform his regular duties from any office or site located more than sixty kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events.    Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•	the majority of the members of the KCS Board of Directors are replaced during any twelve-month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•	any person or group of persons has acquired during a twelve-month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of KCS; or

•	any person or group has acquired during a twelve-month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of KCS immediately before such acquisition; or

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•	any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•	any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•	the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are stockholders in KCSM.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. Severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•	mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Reasonableness of Change in Control Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers and, with respect to Mr. Zozaya, applicable Mexican law. These benefits may be amended only with the consent of the executive, or not at all in the case of benefits required under Mexican law, and in all events cannot be changed unilaterally. In 2013, the Compensation Committee asked the Compensation Consultant to perform a competitive analysis of the Company’s employment agreements with respect to the reasonableness of the change in control severance payments thereunder. The Compensation Consultant advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Based on the results of this information and the analysis performed by the Compensation Consultant, which were presented to the Compensation Committee in February 2013, the Compensation Committee determined that the benefits included and amounts paid under these agreements, including amounts paid upon a change of control of the Company, were reasonable and not in excess of predominant market practices and were consistent with the compensation philosophy adopted by the Compensation Committee.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

KCS 401(k) Plan.    Participants, including our U.S. Named Executive Officers, are fully vested in their accounts under the KCS 401(k) Plan, other than their matching contributions. Subject to certain exceptions,

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Company matching contributions vest as follows: 20% vesting after two years of service, 40% after three years of service, 60% after four years of service and 100% after five years of service. Vesting is accelerated in the case of retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan). Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. Benefits are normally paid in cash. However, to the extent a participant’s accounts are invested in whole shares of our Common Stock, the participant may elect to receive distributions of benefits under the KCS 401(k) Plan in cash, whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock.

2008 Plan.    Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise an award.

Death or Change of Control. Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or stock appreciate right (“SAR”) not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or ten years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement. Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of twelve-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of twelve-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, five years following the grantee’s termination of affiliation by reason of Retirement (for options granted prior to February 2015) or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any

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performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation. Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date;

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or ten years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited;

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited; and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan.    Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death, Disability or Retirement. Upon the death, disability or retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of (A) the expiration of the option or SAR term or (B) 12 months from the date of death or disability or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Change of Control. Upon a Change of Control (as defined in the 1991 Plan);

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable;

(ii) any options or SARs not exercisable at that time become immediately exercisable;

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all SARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control that is not approved by our Incumbent Board (as such

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terms are defined in the 1991 Plan). Upon exercise of an SAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control or other specified date and the per share exercise price of the related option and the related option is canceled.

Termination of Affiliation. If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date;

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation; and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Certain Award Agreements under 2008 Plan. Certain award agreements provide for alternate termination provisions than those provided for in the 2008 Plan.

•	Restricted Shares Award Agreements for newly hired or promoted executives provide that if there is a termination of affiliation by reason of retirement prior to vesting, then for every consecutive twelve-month period of employment completed during the period beginning on the grant date and ending on the date of termination of affiliation by reason of retirement, 1/5 of the number of restricted shares will vest and no longer be subject to restriction.

•	Restricted Shares and Performance Shares Award Agreements for the 2014 LTI Program, 2015 LTI Program, and 2016 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation the executive will be deemed to have earned a number of shares determined as if the Performance Goals were at target. Also, for the performance shares, if there is a termination of affiliation prior to vesting due to retirement, a portion of the performance shares will be forfeited where the forfeited portion shall equal the number of performance shares times a fraction, the numerator of which is the total number of remaining whole months in the performance period and the denominator of which is thirty-six months. The portion of performance shares not forfeited pursuant to the foregoing shall be earned based on the applicable performance percentage achieved and shall be paid on the later of the vesting date or the date the results are certified.

•	Restricted Shares Award Agreements used for our Executive Plan provide that restricted shares will no longer be subject to restrictions upon a termination of affiliation due to retirement prior to vesting.

•	Restricted Shares Award Agreements for the 2016-SAIP provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. The agreements also provide that upon the attainment of the applicable target Share price goal(s) the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of retirement.

•	The Restricted Shares Award Agreement for Mr. Ottenmeyer’s award granted on July 1, 2016 provides that restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. The agreement also provides that the restricted shares will forfeit upon a termination of affiliation by reason of retirement.

•	Restricted Shares and Stock Option Award Agreements generally provide that all awards become fully vested or exercisable upon a Change of Control.

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Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of the Company (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, the 2008 Plan and our charitable contribution commitments, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of the Company. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our Named Executive Officers are eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Mr. Ottensmeyer, Mr. Zozaya and Mr. Starling meet the definition of “retirement” under the 1991 Plan and the 2008 Plan in that each is over 55 years old and has over ten years of service to KCS, they have restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States or Mexico, as applicable. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 30, 2016, the last trading day in 2016, and that the price per share of our Common Stock was $84.85, the closing market price on that date.

	Patrick J. Ottensmeyer
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,975,000	$850,000

Equity (Intrinsic Value)
Unvested Restricted Stock	$3,895,464	$3,895,464	$—	$3,895,464	$—
Unvested Performance Shares	$1,219,549	$1,219,549	$695,940	$1,219,549	$—
Unexercisable Options	$28,077	$28,077	$28,077	$28,077	$—

Total	$5,143,090	$5,143,090	$724,017	$5,143,090	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$4,008	$4,008
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$4,008	$4,008

Total	$5,143,090	$5,143,090	$724,017	$8,122,098	$854,008

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	Michael W. Upchurch
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,469,032	$459,073

Equity (Intrinsic Value)
Unvested Restricted Stock	$786,220	$786,220	$—	$786,220	$—
Unvested Performance Shares	$816,002	$816,002	$—	$816,002	$—
Unexercisable Options	$14,922	$14,922	$—	$14,922	$—

Total	$1,617,144	$1,617,144	$—	$1,617,144	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$12,036	$12,036
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$12,036	$12,036

Total	$1,617,144	$1,617,144	$—	$3,098,212	$471,109

	Jeffrey M. Songer
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,488,000	$465,000

Equity (Intrinsic Value)
Unvested Restricted Stock	$1,881,209	$1,881,209	$—	$1,881,209	$—
Unvested Performance Shares	$307,242	$307,242	$—	$307,242	$—
Unexercisable Options	$8,241	$8,241	$—	$8,241	$—

Total	$2,196,692	$2,196,692	$—	$2,196,692	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$12,036	$12,036
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$12,036	$12,036

Total	$2,196,692	$2,196,692	$—	$3,696,728	$477,036

	Brian D. Hancock
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,298,095	$405,655

Equity (Intrinsic Value)
Unvested Restricted Stock	$1,343,260	$1,343,260	$—	$1,343,260	$—
Unvested Performance Shares	$328,794	$328,794	$—	$328,794	$—
Unexercisable Options	$14,922	$14,922	$—	$14,922	$—

Total	$1,686,976	$1,686,976	$—	$1,686,976	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$12,036	$12,036
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$12,036	$12,036

Total	$1,686,976	$1,686,976	$—	$2,997,107	$417,691

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	Jose G. Zozaya(1)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$40,699	$40,699	$425,303	$425,303

Equity (Intrinsic Value)
Unvested Restricted Stock	$344,661	$344,661	$—	$344,661	$—
Unvested Performance Shares	$721,649	$721,649	$492,045	$721,649	$—
Unexercisable Options	$10,640	$10,640	$10,640	$10,640	$—

Total	$1,076,950	$1,076,950	$502,685	$1,076,950	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$—	$—
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$—	$—

Total	$1,076,950	$1,117,649	$543,384	$1,502,253	$425,303

(1)    Cash severance payments to Mr. Zozaya are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of $20.664 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 30, 2016.

	David Starling(1)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$—	$—

Equity (Intrinsic Value)
Unvested Restricted Stock	$1,665,012	$1,665,012	$—	$1,665,012	$—
Unvested Performance Shares	$3,231,937	$3,231,937	$1,974,884	$3,231,937	$—
Unexercisable Options	$67,795	$67,795	$67,795	$67,795	$—

Total	$4,964,744	$4,964,744	$2,042,679	$4,964,744	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$—	$—
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$—	$—

Total	$4,964,744	$4,964,744	$2,042,679	$4,964,744	$—

(1)	Mr. Starling was no longer an executive officer after July 1, 2016 and retired from employment effective December 31, 2016. However, he remains affiliated with the Company as a Board member of KCS. As such, his equity awards continue to vest until his term expires at the 2017 Annual Meeting and he will not be entitled to any additional payments.

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Director Compensation

This section describes the compensation paid to our directors. Only directors who are not members of management receive compensation for service as a director. Patrick J. Ottensmeyer, our CEO, and Mr. Starling, our former CEO, serve on our Board, but are not paid any compensation for their service on the Board. Their compensation as an executive is described in the Summary Compensation Table included in this Proxy Statement. Mr. Starling will receive director compensation for the portion of 2017 where he is a director but is no longer an employee.

Director Fees

Director Compensation Practices

The Compensation Committee recommends each component of director compensation to the Board. Based upon advice from its compensation consultant, the Compensation Committee seeks to recommend compensation packages, including both cash and stock components, that are competitive with the Company’s peer groups. The Board does not delegate its authority for determining director compensation to any other person.

In recommending director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

Director Compensation Program

Under the current director compensation program (the “Director Compensation Program”), each non-management director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount
Annual Board retainer	$50,000
Chair of the Board retainer	$60,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$15,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount
Board (in person meeting)	$4,000
Board (telephonic meeting)	$3,000
Committee (in person meeting)	$2,000
Committee (telephonic meeting)	$1,500

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Director Stock Awards

Under the Director Compensation Program, each non-management director is awarded a grant of Common Stock under the 2008 Plan on the date of each annual meeting, which vests immediately. The grant is for a number of shares equal to approximately $90,000 in value. Following the 2016 annual meeting of stockholders, each director was awarded 989 shares of Common Stock calculated using an average closing price of $90.91 per share.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors that require each director to beneficially own shares of our Common Stock with a fair market value equal to at least five times the base annual retainer for serving as a Board member (currently 5 x $50,000 = $250,000). Restricted stock granted to directors will count toward this requirement. Directors must achieve this ownership level within five years from the date of their election to the Board. All of the directors currently meet this stock ownership requirement.

Director Expense Reimbursement

In addition to compensating the directors as discussed above, we also reimburse the directors for their expenses in attending Board and Committee meetings.

Directors’ Fee Deferral Plans

Directors are permitted to defer receipt of directors’ cash fees and retainers under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan. Mr. McDonnell participated in the Deferred Fee Plan during 2016.

In 2011, the Board adopted the Director Deferred Stock Program (the “Deferred Stock Program”). Under the Deferred Stock Program, cash retainers paid each year may be deferred into shares of KCS common stock. Meeting fees are not eligible for the Deferred Stock Program. Directors may defer a percentage or a specific dollar amount into KCS common stock. The number of shares granted under the Deferred Stock Program will be equal to (a) the aggregate value of annual cash retainers elected to be deferred, divided by (b) the fair market value per share on the grant date. The stock is 100% vested, but has no voting rights. Dividend equivalents (if any) will also be credited to the KCS deferred stock account. Directors may elect the date that distribution of the deferred shares occurs. They may also choose to receive payment in either lump sum or installments (up to 5 years). Payment will be accelerated in the event of a change in control of KCS or the director’s death. Mr. Druten participated in the Deferred Stock Program during 2016.

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2016 Director Compensation

The following table shows the compensation paid to our directors in 2016.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(5)	Total ($)
Lu M. Córdova	$114,000		$92,145	$0	$7,502	$213,647
Henry R. Davis	$86,000		$92,145	$0	$41	$178,186
Robert J. Druten	$177,500	(3)	$92,145	$0	$27,710	$297,355
Terrence P. Dunn	$87,500		$92,145	$0	$30,067	$209,712
Antonio O. Garza, Jr.	$98,500		$92,145	$0	$65,835	$256,480
David Garza-Santos	$84,833		$92,145	$0	$85	$177,063
Thomas A. McDonnell	$112,000	(4)	$92,145	$0	$30,067	$234,212
Rodney E. Slater	$105,000		$92,145	$0	$102	$197,247

(1)	This column presents the aggregate grant date fair value of stock awards made in 2016 computed in accordance with FASB ASC Topic 718. The shares were awarded under our 2008 Plan. Each director received a grant of 989 shares of Common Stock on the date of the 2016 Annual Meeting of Stockholders.
(2)	No options were granted to any director in or for 2016.
(3)	Mr. Druten deferred receipt of $125,000 pursuant to the Directors Deferred Stock Program. He accrued 1,353 deferred shares as a result of this deferral and receives dividend equivalents on such deferred shares.
(4)	Mr. McDonnell deferred receipt of $112,000 pursuant to the Directors Deferred Fee Plan.
(5)	All Other Compensation for directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Other	Total
Lu M. Córdova	$84	$18	$7,400	$0	$7,502
Henry R. Davis	$34	$7	$0	$0	$41
Robert J. Druten	$55	$12	$27,643	$0	$27,710
Terrence P. Dunn	$55	$12	$30,000	$0	$30,067
Antonio O. Garza, Jr.	$84	$18	$29,733	$36,000	$65,835
David Garza-Santos	$70	$15	$0	$0	$85
Thomas A. McDonnell	$55	$12	$30,000	$0	$30,067
Rodney E. Slater	$84	$18	$0	$0	$102
(a)	We provide a two-for-one Company match of eligible charitable contributions made by our directors. The maximum amount of contributions we will match in any calendar year for any director is 15,000. Of this 15,000 maximum, only half may be contributed to one organization.
(b)	“Other” for Mr. Garza consists of director fees paid by the Company’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V., for serving as Chairman of its board of directors.

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Certain Transactions

The Board of Directors is empowered to review, approve and ratify any transactions between the Company and “related persons,” as that term is defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

There were no related party transactions in 2016.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2016 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, other than as described below, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2016. Mr. Robert J. Druten, a director, filed a Form 4 on July 8, 2016, to report a transaction that occurred on May 30, 2013. Mr. Patrick J. Ottensmeyer, President and CEO, filed a Form 4 on August 2, 2016 to report a transaction that occurred on July 1, 2016,

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Report of Audit Committee

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

We discussed with KPMG LLP the overall scope and plans for their audit. We met with KPMG LLP, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and have discussed with KPMG LLP their independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Thomas A. McDonnell, Chairman

Lu M. Córdova

Antonio O. Garza, Jr.

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2016. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act and registration statements we filed with the SEC under the Securities Act of 1933, as amended. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2016 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent registered public accounting firm to KCS, for the years ended December 31, 2016 and 2015 (in thousands).

	Year Ended December 31,
	2016	2015
Audit fees(1)	$2,275.6	$2,369.9
Audit-related fees(2)	80.0	80.0
Tax fees(3)	23.2	28.5

Total	$2,378.8	$2,478.4

(1)	Audit Fees principally include fees for the audit of our consolidated financial statements and internal control over financial reporting (integrated audit), the audit of the consolidated financial statements of our wholly-owned subsidiary KCSM, the review of our consolidated financial statements included in our Form 10-Q filings, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees principally include fees for other attestation services.
(3)	Tax Fees consist of tax compliance services.

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG for 2016.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2017

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2017 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2017.

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Stockholder Proposals for 2018 Annual Meeting

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be brought (i) pursuant to our proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who (A) was a stockholder of record both at the time of giving of notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in the Bylaws. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, hedging or other transactions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105) and must be received no later than December 5, 2017.

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the stockholder must be a record owner both at the time of giving notice for the meeting and at the meeting and entitled to vote at the meeting; (ii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iii) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name, age and business and residence address of the nominee; (iv) the principal occupation or employment of the nominee; (v) the class and number of shares of KCS which are owned beneficially and of record by the nominee and stockholder; (vi) description of any hedging or other transaction entered into by the nominee with respect to our securities; (vii) a description of all arrangements between the stockholder and nominee pursuant to which the nominations are to be made by the stockholder; (viii) a fully completed Director’s Questionnaire on the form supplied by us, executed by the

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nominee; (ix) such other information as required by our Bylaws; and (x) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee or required by applicable law; provided, however, that if an annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by us with the SEC. Proposals to nominate directors to be timely for the 2018 annual meeting must be received at our principal executive offices no earlier than February 3, 2018 and no later than March 5, 2018.

The qualifications for membership on the Board of Directors are described above in the section entitled “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

We recently adopted a proxy access right in our Bylaws to permit a stockholder, or a group of not more than 20 stockholders, owning continuously for at least three years shares representing at least 3% of the aggregate voting power of our Voting Stock to nominate and include in our proxy materials director nominees constituting up to the greater of two members or 20% of our Board, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. If you wish to exercise your proxy access right to nominate a director(s), you must:

•	Notify our Corporate Secretary no earlier than the close of business on November 5, 2017 or later than the close of business on December 5, 2017.

•	Include in your notice the specific information required by our Bylaws and otherwise comply with our Bylaws and applicable law.

A copy of our Bylaws is available at www.kcsouthern.com or we will send you one without charge upon request.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that if an annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, to be timely, the Stockholder’s Notice must be so received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of the annual meeting was first made. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, (iv) description of any hedging or other transactions, proxies or contracts entered into pursuant to which the stockholder has a right to vote any of our securities, rights to dividends, performance-related fees that the stockholder is entitled based on any change in the value of our shares, (v) a statement regarding whether the stockholder will deliver a proxy statement or form of proxy, (vi) any

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material interest of the stockholder in such business, and (vii) such other information as required by our Bylaws. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2018 annual meeting must be received at our principal executive offices no earlier than February 3, 2018 and no later than March 5, 2018 By Order of the Board of Directors,

Adam J. Godderz

Vice President and

Corporate Secretary

Kansas City, Missouri

April 4, 2017

Our Annual Report includes our Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (888) 800-3690. Our Annual Report on Form 10-K for the year ended December 31, 2016 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The Annual Report on Form 10-K for the year ended December 31, 2016 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

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Appendix A

Kansas City Southern

2017 Equity Incentive Plan

Adopted May 4, 2017

A-i

Table of Contents, (continued)

A-ii

Table of Contents, (continued)

A-iii

KANSAS CITY SOUTHERN

2017 EQUITY INCENTIVE PLAN

ARTICLE 1.

EFFECTIVE DATE, OBJECTIVES AND DURATION

1.1 Effective Date of the Plan.    Kansas City Southern, a Delaware corporation (the “Company”), established the Kansas City Southern 2017 Equity Incentive Plan (the “Plan”), subject to the approval of the Company’s stockholders, effective May 4, 2017 (the “Effective Date”) set forth herein. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan. After the Effective Date, no new equity awards relating to Shares shall be granted under the Company’s 2008 Stock Option and Performance Award Plan (the “Prior Plan”) or any other Company, stockholder-approved equity incentive plan and all equity awards granted under the Prior Plan on or before the Effective Date shall remain subject to the terms of the Prior Plan.

1.2 Objectives of the Plan.    This Plan is intended (a) to allow selected employees and officers of and Consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and Consultants and retaining existing employees, officers and Consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide employees, officers and Consultants with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, Consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan.    This Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate this Plan at any time pursuant to Article 16 hereof, until the earlier of May 3, 2027, or the date all Shares subject to this Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under this Plan shall have lapsed, according to this Plan’s provisions. The termination of this Plan shall not adversely affect any Awards outstanding on the date of termination.

ARTICLE 2.

DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company, and, for all purposes other than for purposes of grants of Incentive Stock Options under Section 6.4, a United States or foreign corporation or partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the voting power of such entity.

“Award” means Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Restricted Share Units, Bonus Shares, Stock Appreciation Rights,

Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under this Plan.

“Award Agreement” means the written agreement (which may be in paper or electronic form as determined by the Committee) by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means unless otherwise defined in an Award Agreement or a Grantee’s employment agreement with the Company, in which case such alternative definition will control,

(i) before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

(A) a Grantee’s commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury, financial or otherwise, to the Company or an Affiliate;

(B) the material violation by the Grantee of written policies of the Company or an Affiliate;

(C) the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or an Affiliate (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(D) action or inaction by the Grantee in connection with his or her duties to the Company or an Affiliate resulting, in the judgment of the Committee, in material injury to the Company or an Affiliate; and

(ii) from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A) the Grantee’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

(B) a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Grantee’s receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

(C) the consistent gross neglect of duties or consistent wanton negligence by the Grantee in the performance of the Grantee’s duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

“Change of Control,” unless otherwise defined in the Award Agreement, shall be deemed to have occurred if

(i) a majority of the members of the Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Board in office immediately prior to the date of such appointment or election; or

(ii) any person (meaning for purposes of this definition, “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act to the extent consistent with and not in violation of Code Section 409A) or group (meaning for purposes of this definition, “group” as such term is used in Section 13(d)(3) or 14(d)(2) of the 1934 Act to the extent consistent with and not in violation of Code Section 409A) has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

(iii) any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

(iv) any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

“Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Code Section 409A Rules and Policies” means rules, regulations, policies and procedures established by the Committee from time to time as authorized in Section 3.2(xi).

“Committee” has the meaning set forth in Section 3.1(i).

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in Section 1.1.

“Consultant” means a person, excluding employees and non-employee directors, who performs bona fide services for the Company as a consultant or advisor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

“Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is deductible by the Company for federal income tax purposes subject to applicable limitations under Code Section 162(m), is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

“Deferred Stock” means a right granted under Section 11.1 to receive Shares at the end of a specified deferral period.

“Disability” means, unless otherwise defined in an Award Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent” means a right, subject to any limitations in this Plan, to receive payments equal to dividends or property, if and when paid or distributed, on Shares.

“Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee Consultant to, the Company or any Affiliate, or potential employee (including a potential officer) or non-employee director of, or non-employee Consultant to, the Company or an Affiliate. Solely for purposes of Section 5.5(ii), the term Eligible Employee includes any current or former employee or non-employee director of, or Consultant to, an Acquired Entity (as defined in Section 5.5(ii)) who holds Acquired Entity Awards (as defined in Section 5.5(ii)) immediately prior to the Acquisition Date (as defined in Section 5.5(ii)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, and for this purpose the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. If the Shares of the Company are traded on a national securities exchange, the Fair Market Value of the Share shall be based upon the closing price on the trading day before, the trading day of, or the first trading day after the applicable date, or any other reasonable method using actual transactions in such Shares as reported by such national securities exchange and consistently applied; provided, however, if no such reported sale of the Shares shall have occurred on the applicable date, Fair Market Value shall be based on the last day prior to such date on which there was such a reported sale.

“Grant Date” means the date on which the Committee (or its properly delegated delegate) adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Grantee” means a person who has been granted an Award.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Code Section 422.

“Minimum Consideration” means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

“Option” means an option granted under Article 6 of this Plan.

“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

“Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” means a right granted under Article 13 hereof that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder).

“Performance Measures” has the meaning set forth in Section 4.4.

“Performance Period” means the time period during which performance goals must be met.

“Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

“Period of Restriction” means the period during which, if conditions specified in the Award Agreement are not satisfied, Restricted Shares are subject to forfeiture or the transfer of Restricted Shares is limited, or both.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Restricted Share Units” means rights to receive Shares which rights are forfeitable if the Grantee does not satisfy the conditions specified in the Award Agreement.

“Restricted Shares” means Shares that are initially both subject to a risk of forfeiture and are nontransferable until the conditions applicable to such Shares specified in the Award Agreement are satisfied.

“Retirement” means for any Grantee who is an employee, except as otherwise specified in the Award Agreement or as specified by the Committee in rules, regulations or policies, with respect to Restricted Shares, the Termination of Employment by the Grantee on or after the last business day of the month in which the Grantee has (i) attained age sixty-five (65), or (ii) attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate, and with respect to all other Awards, Termination of Employment by the Grantee on or after having (x) attained age sixty-five (65) or (y) both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7.

“Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a Change of Control.

“Termination of Affiliation” occurs, except where otherwise provided in the Award Agreement, on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer or non-employee director or with respect to an individual who is an employee, officer or non-employee director of or a Consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. A Termination of Affiliation will occur on account of, or by reason of, a Change of Control if within two (2) years (or such other period specified in the Award Agreement) following the Change of Control the Grantee is involuntarily terminated by the Company or an Affiliate (other than for Cause) or voluntarily terminates employment for good reason as set forth in the Award Agreement. Where specified in the Award Agreement or in the Code Section 409A Rules and Policies, a Termination of Affiliation is a separation from service within the meaning of Code Section 409A.

“Termination of Employment” occurs, except where otherwise provided in the Award Agreement, on the first day on which a Grantee ceases to be an employee of the Company or an Affiliate and regardless of whether the Grantee continues to provide services to the Company or an Affiliate in the capacity of a Consultant or non-employee director. A Termination of Employment will always occur if such event also is a separation from service within the meaning of Code Section 409A but may also occur in situations where the event does not constitute a separation from service under Code Section 409A.

“Vesting Date” means a date specified in the Award Agreement on which the Award or a portion thereof is eligible to become nonforfeitable subject to any conditions specified therein.

ARTICLE 3.

ADMINISTRATION

3.1 Committee.

(i) Subject to Section 3.2, this Plan shall be administered by a committee (“Committee”), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time; provided that for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Code Section 162(m). However, if the Board intends to satisfy such exemption requirements with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more non-employee directors who are also outside directors. Nothing herein shall create an inference that an Award is not validly granted under this Plan in the event Awards are granted under this Plan by a compensation committee of the Board that does not at all times consist solely of two or more non-employee directors who are also outside directors.

(ii) The Committee may delegate to the Chief Executive Officer of the Company or to another committee of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees who are non-employee directors, executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to the extent such delegation is permissible under Delaware law.

3.2 Powers of Committee.    Subject to and consistent with the provisions of this Plan, the Committee has full and final authority and sole discretion as follows:

(i) to determine when, to whom and in what types and amounts Awards should be granted;

(ii) to grant Awards in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division or department thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(iii) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(iv) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(v) to determine the Option Term and the SAR term;

(vi) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(vii) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason;

(viii) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(ix) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(x) to construe and interpret this Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of this Plan;

(xi) to make, amend, suspend, waive and rescind rules, regulations, policies and procedures relating to this Plan, including rules relating to electronic Award Agreements, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee, and rules (including special definitions where applicable) established for the compliance of this Plan, Awards and Award Agreements with Code Section 409A;

(xii) to appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(xiii) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or grant price for an SAR or to permit transfers of such Awards to the extent permitted by this Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent this Plan or Award Agreement specifically permits amendment without consent;

(xiv) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(xv) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(xvi) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of this Plan or to comply with applicable local law and to establish sub-plans for Eligible Persons outside the United States with such provisions as are consistent with this Plan as may be suitable in other jurisdictions;

(xvii) to make adjustments in the terms and conditions of, and the criteria in, Awards including in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, upon a Change of Control, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(xviii) to delegate its authority to one or more officers of the Company with respect to Awards that do not involve Covered Employees or Section 16 Persons;

(xix) to determine whether each Option is to be an Incentive Stock Option or a non-qualified stock option;

(xx) to designate that the Performance-Based Exception shall apply to an Award (including a cash bonus) and to select the Performance Measures that will be used;

(xxi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting a “Termination of Affiliation” for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies;

(xxii) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret this Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under this Plan; and

(xxiii) to take any other action with respect to any matters relating to this Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

Notwithstanding the authority of the Committee set forth in Sections 3.2(i) through 3.2(xxiii), inclusive, and notwithstanding any other discretionary power granted to the Committee under this Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the prior approval of the Company’s stockholders.

All determinations on all matters relating to this Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee. If not specified in this Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. Any action of the Committee with respect to this Plan or any Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under this Plan from or through any Grantee, and stockholders, except to the extent the Committee subsequently modifies its prior action or takes further action that is inconsistent with its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under this Plan (subject to Sections 4.3 and 5.6(iii)). No member of the Committee shall be liable for any action or determination made with respect to this Plan or any Award.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(M) COMPLIANCE

4.1 Number of Shares Available for Grants.    Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under this Plan shall be three million seven hundred fifty thousand (3,750,000) Shares. Shares issued pursuant to Awards made pursuant to Section 5.5(ii) will not be charged against the Shares authorized for issuance under this Plan.

Only Shares actually issued shall be charged against the Shares authorized for issuance under this Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under this Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan shall not again be made available for issuance or delivery under this Plan if such shares are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Award.

Shares delivered pursuant to this Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of this Plan.

4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(i) Adjustment in Authorized Shares and Awards.    In the event that the Committee determines that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, and in a manner consistent with and not in violation of Code Section 409A, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii) Liquidation, Dissolution or Change of Control.    Notwithstanding any provisions hereunder to the contrary, in the case of any liquidation, dissolution or Change of Control of the Company, the Committee, in its sole discretion, and in a manner consistent with and not in violation of Code Section 409A, may (i) cancel any or all outstanding Awards of Options, SARs, Performance Shares, Performance Units and Restricted Share Units, in exchange for a payment (in cash, or in securities or other property) in the amount that the Grantee would have received if such Performance Shares,

Performance Units and Restricted Share Units were vested and settled and if such Options and SARs were fully vested and exercised immediately prior to the liquidation, dissolution or Change of Control, and without payment with respect to the cancellation of any Option or SAR if at the time of such cancellation the Option Price with respect to such Option or the grant price with respect to such SAR exceeds the Fair Market Value at the time of such cancellation of the Shares subject to the Option or the SAR, (ii) accelerate the vesting of any Restricted Shares immediately prior to the Change of Control, and (iii) accelerate the vesting and settlement of any Deferred Stock immediately prior to such Change of Control, reduced in each case by any applicable federal, state and local taxes required to be withheld by the Company. If the Committee fails to exercise the discretion to cancel some or all outstanding Awards (or in the case of Restricted Shares and Deferred Stock to accelerate vesting and settlement of such Awards) in connection with a liquidation, dissolution or Change of Control of the Company pursuant to this Section 4.2(ii), any Awards for which the Committee fails to exercise such discretion shall remain outstanding (subject to adjustment in accordance with Section 4.2(i)) following such liquidation, dissolution or Change of Control of the Company.

(iii) Reservation of Rights.    Except as provided in this Section 4.2, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Price or SAR exercise price of Shares subject to an Option or an SAR). The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.3 Compliance with Code Section 162(m).

(i) Section 162(m) Compliance.    To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 4.3(i) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of this Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under this Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(ii) Annual Individual Limitations.    No Grantee who is an employee or Consultant may be granted Awards for Options, SARs, Restricted Shares, Restricted Share Units, or Performance Shares (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) in any calendar year with respect to more than one million (1,000,000) Shares; provided, however, that these Awards are subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.5(ii). In the case of a Performance Unit Award that is cash-denominated and for which the limitation set forth in the preceding sentence would not operate as an effective limitation under Code Section 162(m), no Grantee may be granted an Award in any calendar year authorizing the receipt of an amount that exceeds $10,000,000.

4.4 Performance-Based Exception Under Section 162(m).    Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(i) Earnings (either in the aggregate or on a per-share basis);

(ii) Net income (before or after taxes);

(iii) Operating income;

(iv) Cash flow;

(v) Return measures (including return on assets, equity, or sales);

(vi) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(vii) Revenue measures (including gross or net revenues);

(viii) Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(ix) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x) Net economic value;

(xi) Market share;

(xii) Operating profit;

(xiii) Costs;

(xiv) Operating and maintenance cost management and employee productivity;

(xv) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi) Operating ratio;

(xvii) Growth or rate of growth of or change in any of the above business criteria set forth in this Section;

(xviii) Economic value added;

(xix) Aggregate product unit and pricing targets;

(xx) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xxi) Achievement of business or operational goals such as market share and/or business development;

(xxii) Results of customer satisfaction surveys;

(xxiii) Safety record;

(xxiv) Network and service reliability; and/or

(xxv) Debt ratings, debt leverage and debt service;

provided that applicable performance measures may be applied on a pre- or post-tax basis. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses (including the Company’s peer companies) or individuals (including industry or general market indices) or relative to the past performance of the Company or a department, unit, division or function within the Company or any one or more Affiliates.

The Committee is authorized on the Grant Date and at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Awards granted to any Grantee for the Performance Period to fail to qualify as “performance-based compensation” under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Measure for such Performance Period to the extent permitted under Code Section 162(m) in order to prevent the dilution or enlargement of the rights of Grantees based on designated events or conditions including the following events:

(i)	asset write-downs;

(ii)	litigation or claim judgments or settlements;

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv)	any reorganization and restructuring programs;

(v)	extraordinary, unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)	acquisitions or divestitures;

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses; and

(ix)	a change in the Company’s fiscal year.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the

Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

4.5 Non-Employee Director Sublimit.    No non-employee director may be granted Awards of Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) in any one (1) calendar year with respect to a number of Shares that exceeds a number equal to the quotient of $300,000 divided by the grant date fair value of the awards (determined under applicable accounting principles), rounded down to the nearest whole share; provided, however, for purposes of the foregoing limitation, (a) any Deferred Stock shall count against the limit only during the calendar year in which such Award is initially made and not in the calendar year in which the Deferred Stock is ultimately issued, and (b) no Shares under any Award or portion thereof which is made pursuant to an election made by a non-employee director to receive his or her non-employee director cash compensation in the form of an Award under this Plan rather than in cash shall count against the limit in this Section 4.5.

ARTICLE 5.

ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

5.1 Eligibility.    The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement.    To the extent not set forth in this Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms, Termination of Affiliation and Change of Control.    Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(i) Options and SARs.    Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs for a reason other than Retirement, death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation, or become exercisable upon such Termination of Affiliation, shall remain exercisable for a period of three (3) months following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(B) If Termination of Affiliation occurs by reason of Retirement, Options and SARs will become immediately vested upon such Termination of Affiliation and shall remain exercisable until expiration of the Option Term or exercise period and shall then terminate

(C) If Termination of Affiliation occurs by reason of death or Disability, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of one (1) year following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(D) If Termination of Affiliation occurs on account of a Change of Control, any unexercised Option or SAR, whether or not exercisable on the date of the Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part, subject to the provisions of Section 5.3(i)(A).

(E) If Termination of Affiliation is for Cause, then any unexercised Option or SAR shall be thereupon cancelled.

(ii) Restricted Shares and Restricted Share Units.    Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death prior to the last day of the Period of Restriction, Restricted Shares and Restricted Share Units will become immediately vested.

(B) If Termination of Affiliation occurs by reason of Retirement prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(C) If Termination of Affiliation occurs by reason of Disability prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(D) If Termination of Affiliation occurs prior to the last day of the Period of Restriction on account of a Change of Control, Restricted Shares and Restricted Share Units will become immediately vested.

(E) If Termination of Affiliation occurs prior to the last day of the Period of Restriction for any reason other than death or Disability or Retirement or a Change of Control, all Restricted Shares and Restricted Share Units shall be forfeited by the Grantee.

(F) Any Restricted Shares that are forfeited by the Grantee shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(iii) Deferred Stock. Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death or Disability or Retirement or a Change of Control, Shares subject to a Deferred Stock Award will become immediately vested. The Company shall settle all Deferred Stock as provided in the Award Agreement.

(B) If Termination of Affiliation occurs by reason other than death or Disability or Retirement or a Change of Control, the Grantee’s Deferred Stock, to the extent not vested before such Termination of Affiliation, will be cancelled and forfeited to the Company.

(iv) Performance Shares and Performance Units.    Except as otherwise provided in an Award Agreement, Performance Shares and Performance Units will become nonforfeitable on the Vesting Date, and if, prior to the Vesting Date,

(A) A Termination of Affiliation occurs during a Performance Period for a reason other than Disability, Retirement, Change of Control or death, all Performance Shares and Performance Units shall be forfeited upon such Termination of Affiliation.

(B) A Termination of Affiliation occurs during a Performance Period by reason of Disability or Retirement, the Grantee shall become vested immediately in the Award earned with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and will forfeit the Award with respect to any Performance Periods that are not completed as of the date of the Grantee’s Termination of Affiliation.

(C) A Termination of Affiliation occurs on account of a Change of Control or by reason of death, the Grantee shall become immediately vested in the earned Award with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and with respect to any Performance Period that is not complete as of the date of Grantee’s Termination of Affiliation, the Grantee will vest in the Award that would be earned for such Performance Period as if the performance goals for such Performance Period were met at target.

(v) Dividend Equivalents.    If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(vi) Waiver by Committee.    Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Affiliation, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the date of grant of the Option or SAR), or provide that any Restricted Share Award, Deferred Stock Award or Performance Award shall in whole or in part not be forfeited upon such Termination of Affiliation.

5.4 Nontransferability of Awards.

(i) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or by an agent acting exclusively for the benefit of the Grantee pursuant to a power of attorney. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

(ii) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) Notwithstanding subsections (i) and (ii) above, to the extent provided in the Award Agreement, Deferred Stock and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under this Plan from or through any Grantee shall be subject to the provisions of this Plan and any applicable Award Agreement, except to the extent this Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5 Stand-Alone and Substitute Awards.

(i) Subject to all Awards being granted in compliance with Code Section 409A, Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in substitution for, any other Award granted under this Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”); provided that if the stand-alone or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(ii) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under this Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or Consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value and in a manner consistent with and not in violation of Code Section 409A. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and grant prices for SARs, shall not apply to Substitute Awards granted under this subsection (ii).

5.6 Compliance with Rule 16b-3.

(i) Six-Month Holding Period Advice.    Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under this Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (a) at least six months must elapse from the date of acquisition of a derivative security under this Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under this Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(ii) Reformation to Comply with Exchange Act Rules.    To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(iii) Rule 16b-3 Administration.    Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of this Plan.

5.7 Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and this Plan or if the Grantee has a Termination of Affiliation for Cause.

5.8 Clawback Policy.    Notwithstanding any other provision in this Plan, any Award may be subject to recovery under any law, governmental regulation or stock exchange listing requirement, including certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or certain recovery provisions of the Sarbanes-Oxley Act of 2002, or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to an executive under certain circumstances. Any Grantee or beneficiary receiving an Award acknowledges that the Award may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with any law, governmental regulation or stock exchange listing requirement or as set forth in an Award Agreement.

5.9 Restrictive Covenants and Forfeiture Events.    The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Grantee to agree to refrain from certain actions, including certain actions following a Termination of Affiliation or Termination of Employment. The Committee may specify in an Award Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award

Agreement or otherwise applicable to the Grantee, the Grantee’s Termination of Affiliation for Cause, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and/or its Affiliates.

5.10 No Dividends or Dividend Equivalents on Unvested Awards.    Notwithstanding any other provision in this Plan to the contrary, in no event may cash or stock dividends or Dividend Equivalents relating to an unvested portion of an Award be paid to a Grantee before that portion of the Award becomes vested.

ARTICLE 6.

STOCK OPTIONS

6.1 Grant of Options.    Subject to and consistent with the provisions of this Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or an Affiliate.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Price.    Except with respect to Substitute Awards, the Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options.    At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(i) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(ii) shall be granted within ten (10) years from the earlier of the date this Plan is adopted or the date this Plan is approved by stockholders of the Company;

(iii) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(iv) shall have an Option Term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(v) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under this Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(vi) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under this Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(vii) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(viii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in this Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(ix) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (iv) and (v) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.5 Payment.    Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(i) cash, personal check or wire transfer;

(ii) Shares, valued at their Fair Market Value on the date of exercise (or by delivering a certification or attestation of ownership of such Shares);

(iii) with the approval of the Committee, Restricted Shares held by the Grantee, with each Share valued at the Fair Market Value of a Share on the date of exercise;

(iv) with the approval of the Committee, for any Option other than an Incentive Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment for the

Shares with respect to which the Option is being exercised but will reduce the number of Shares upon the exercise by the smallest number of whole Shares having a Fair Market Value on the date of exercise necessary to cover the aggregate payment amount; or

(v) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Issuance.    Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under this Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a non-qualified Option (i.e., an Option that is not intended to be an Incentive Stock Option) may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements.    Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of this Plan as determined from time to time by the Committee; provided that no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR.

7.3 Grant Price.    The grant price of an SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the non-qualified Option to which the SAR relates.

7.4 Exercise and Payment.    Upon the exercise of SARs, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (A) the excess of the Fair Market Value of a Share on the date of exercise over 100% of the Fair Market Value of a Share on the Grant Date of the SAR (or such higher strike price as specified in the Award Agreement), by (B) the number of Shares with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The Fair Market Value of a Share on the Grant Date and date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the

Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5 Grant Limitations.    The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

ARTICLE 8.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

8.1 Grant of Restricted Shares and Restricted Share Units.    Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Shares and Restricted Share Units to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement.    Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or Restricted Share Units granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares and Restricted Share Units granted pursuant to this Plan as it may deem advisable, including, but not limited to, restrictions based upon the achievement of specific performance goals, time-based restrictions, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws.

8.3 Consideration for Restricted Shares.    The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4 Effect of Forfeiture of Restricted Shares.    If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Restricted Shares Book Entry, Escrow, Certificate Legends.    The Committee may provide that Restricted Shares be held in book entry with the transfer agent until there is a lapse of the Period of Restriction with respect to such Restricted Shares and certificates are issued or until such Restricted Shares are forfeited, or the Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under this Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

ARTICLE 9.

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 Grant of Performance Units and Performance Shares.    Subject to and consistent with the provisions of this Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as determined by the Committee.

9.2 Value/Performance Goals.    The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Code Section 162(m), all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(i) Performance Unit.    Each Performance Unit may be denominated in cash and shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share.    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning and Form and Timing of Payment of Performance Units and Performance Shares.    After the applicable Performance Period has ended, the amount earned by the Grantee shall be based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

The settlement of Performance Units or Performance Shares shall be in Shares, unless at the discretion of the Committee and as set forth in the Award Agreement, settlement is to be in cash or in some combination of cash and Shares.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period; provided, however, to the extent the Committee deems it appropriate to comply with Code Section 162(m), no such action may be taken by the Committee with respect to an Award if the Grantee is or becomes or is anticipated to become a Covered Employee if such action would disqualify the Award from the Performance-Based Exception.

Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the latest to occur of (a) the vesting event, or (b) the determination of the level of achievement of the performance goals for the applicable Performance Period; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 15. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Subject to Section 5.10, at the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

ARTICLE 10.

BONUS SHARES

Subject to the terms of this Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the Award Agreement pertaining to the grant of the Award.

ARTICLE 11.

DEFERRED STOCK

11.1 Grant of Deferred Stock.

(i) Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including the time and form under which such Deferred Stock will be issued. Unless otherwise specified in an Award Agreement, a Grantee’s rights to receive Deferred Stock shall always be fully vested.

(ii) In addition, if and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and consistent with and not in violation of Code Section 409A and such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus would otherwise be paid in cash.

11.2 Delivery and Limitations.    Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee or as elected by the Eligible Person, to the extent such an election is permitted. A Grantee awarded Deferred Stock will have no voting rights with respect to such Deferred Stock until delivery of the Shares. Except to the extent provided otherwise in the Award Agreement, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

ARTICLE 12.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with another Award. Subject to Section 5.10, the Committee may provide that Dividend Equivalents be paid or distributed when accrued or deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 13.

OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other incentive awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan including, subject to Section 18.2, Shares awarded which are not subject to any restrictions or conditions and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of this Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

ARTICLE 14.

BENEFICIARY DESIGNATION

Each Grantee under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

ARTICLE 15.

DEFERRALS

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Restricted Share Units, Performance Units or Performance Shares, or the grant of Bonus Shares. If any such deferral is required or permitted, such deferral shall be in accordance with applicable rules, policies and/or procedures established by the Committee, including, but not limited to, the Code Section 409A Rules and Policies. Except as otherwise provided in the Award Agreement or pursuant to applicable Grantee elections, and subject to the Code Section 409A Rules and Policies, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

ARTICLE 16.

AMENDMENT, MODIFICATION, AND TERMINATION

16.1 Amendment, Modification, and Termination.    Subject to Section 16.3, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate this Plan in whole or in part without the approval of the Company’s stockholders, except that any amendment or alteration shall be subject to the approval of the Company’s stockholders if (a) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (b) the Board, in its discretion, determines to submit such amendments or alterations to stockholders for approval. The Board may delegate to the Committee any or all of the authority of the Board under this Section 16.1.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that to the extent an Award is intended to meet the requirements of the Performance-Based Exception no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s meeting such requirements.

16.3 Awards Previously Granted.    Except as otherwise specifically permitted in this Plan or an Award Agreement, no termination, amendment, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Grantee of such Award.

16.4 Contemplated Amendments.    It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide Eligible Persons with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring this Plan and/or Awards granted under it into compliance therewith.

ARTICLE 17.

WITHHOLDING

17.1 Withholding.

(i) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state, local and foreign taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(A) payment of an amount in cash equal to the amount to be withheld;

(B) delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(C) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares, upon the transfer of Deferred Stock, or upon the settlement and payment of a Performance Shares Award or Restricted Stock Unit Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(D) withholding from any compensation otherwise due to the Grantee.

With respect to any Awards to be satisfied by withholding Shares pursuant to clause (C) above, the number of Shares withheld shall be equal to the number of whole Shares (rounded up to the nearest whole Share) necessary to meet the amount of taxes, including FICA and railroad retirement taxes, to be withheld under federal, state, local and foreign law. An election by Grantee under this subsection is irrevocable. Any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash or withheld from a Grantee’s other compensation from the Company or an Employer.

(ii) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(vii)) or an election under Code Section 83(b) shall remit to the Company, and the Company shall have the right to withhold, an amount sufficient to satisfy all resulting tax withholding amounts in the same manner as set forth in subsection (i).

17.2 Notification under Code Section 83(b).    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 18.

ADDITIONAL PROVISIONS

18.1 Successors.    All obligations of the Company under this Plan and any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Code Section 409A.    This Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6) month period immediately following the Grantee’s Termination of Affiliation shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

18.3 Severability.    If any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of this Plan. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

18.4 Requirements of Law.    The granting of Awards and the delivery of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.5 Securities Law Compliance.

(i) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under this Plan as it may deem advisable. All certificates for Shares delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(ii) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6 No Rights as a Stockholder.    No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments.    Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan.    Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.9 Governing Law.    This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10 Share Certificates.    All certificates for Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11 Unfunded Status of Awards; Creation of Trusts.    This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s or an Employer’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines.

18.12 Sub-plans.    The Committee may from time to time establish sub-plans under this Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of this Plan, but each sub-plan shall apply only to the Grantees in the jurisdiction for which the sub-plan was designed.

18.13 Use of Proceeds from Shares.    Proceeds from the sale of Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

18.14 Affiliation.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a Consultant to the Company or any Affiliate.

18.15 Participation.    No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.16 Military Service.    Notwithstanding any provision in this Plan or an Award Agreement to the contrary, Awards shall at all times be administered and interpreted in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended, supplemented or replaced from time to time.

18.17 Construction.    The following rules of construction will apply to this Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders; and (c) “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

18.18 Headings.    The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.19 Obligations.    Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 4, 2017.
Vote by Internet • Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Company Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 1 YEAR on Proposal 5:

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 – Lu M. Córdova	☐	☐	☐	02 – Robert J. Druten	☐	☐	☐	03 – Terrence P. Dunn	☐	☐	☐
	04 – Antonio O. Garza, Jr.	☐	☐	☐	05 – David Garza-Santos	☐	☐	☐	06 – Thomas A. McDonnell	☐	☐	☐
	07 – Patrick J. Ottensmeyer	☐	☐	☐	08 – Rodney E. Slater	☐	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐	3.	Approval of the Kansas City Southern 2017 Equity Incentive Plan.		☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	Advisory (non-binding) vote approving the 2016 compensation of our named executive officers.	☐	☐	☐	5.	Advisory (non-binding) vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

B	Stockholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 6:

		For	Against	Abstain
6.	Approval of a stockholder proposal requesting amendments to the Company’s proxy access bylaw provision.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting of Stockholders

Thursday, May 4, 2017

3:00 P.M. Central Time

Kansas City Southern

Grand Hall

427 West 12th Street

Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting:

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 4, 2017

This proxy is solicited by the Board of Directors.

Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 4, 2017, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4, “1 Year” on proposal 5 and “Against” proposal 6.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated April 4, 2017, receipt of which is hereby acknowledged.

(Continued on reverse side)

D	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

∎

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Company Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 1 YEAR on Proposal 5:

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 – Lu M. Córdova	☐	☐	☐	02 – Robert J. Druten	☐	☐	☐	03 – Terrence P. Dunn	☐	☐	☐
	04 – Antonio O. Garza, Jr.	☐	☐	☐	05 – David Garza-Santos	☐	☐	☐	06 – Thomas A. McDonnell	☐	☐	☐
	07 – Patrick J. Ottensmeyer	☐	☐	☐	08 – Rodney E. Slater	☐	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐	3.	Approval of the Kansas City Southern 2017 Equity Incentive Plan.		☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	Advisory (non-binding) vote approving the 2016 compensation of our named executive officers.	☐	☐	☐	5.	Advisory (non-binding) vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

B	Stockholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 6:

		For	Against	Abstain
6.	Approval of a stockholder proposal requesting amendments to the Company’s proxy access bylaw provision.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting of Stockholders

Thursday, May 4, 2017

3:00 P.M. Central Time

Kansas City Southern

Grand Hall

427 West 12th Street

Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting:

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 4, 2017

This proxy is solicited by the Board of Directors.

Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 4, 2017, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4, “1 Year” on proposal 5 and “Against” proposal 6.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated April 4, 2017, receipt of which is hereby acknowledged.

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 1, 2017.
Vote by Internet • Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Company Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 1 YEAR on Proposal 5:

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 – Lu M. Córdova	☐	☐	☐	02 – Robert J. Druten	☐	☐	☐	03 – Terrence P. Dunn	☐	☐	☐
	04 – Antonio O. Garza, Jr.	☐	☐	☐	05 – David Garza-Santos	☐	☐	☐	06 – Thomas A. McDonnell	☐	☐	☐
	07 – Patrick J. Ottensmeyer	☐	☐	☐	08 – Rodney E. Slater	☐	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐	3.	Approval of the Kansas City Southern 2017 Equity Incentive Plan.		☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	Advisory (non-binding) vote approving the 2016 compensation of our named executive officers.	☐	☐	☐	5.	Advisory (non-binding) vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

B	Stockholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 6:

		For	Against	Abstain
6.	Approval of a stockholder proposal requesting amendments to the Company’s proxy access bylaw provision.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting of Stockholders

Thursday, May 4, 2017

3:00 P.M. Central Time

Kansas City Southern

Grand Hall

427 West 12th Street

Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting:

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 4, 2017

This voting instruction card is solicited by the Trustee.

I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 4, 2017, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4, “1 Year” on proposal 5 and “Against” proposal 6.

If voting instructions are not received by May 1, 2017, the Trustee will vote such shares in the same proportions as the shares for which voting instructions were received from other plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.

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D	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

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